Exhibit 99.1

SOLANA RESOURCES LIMITED

INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Three and Nine Month Periods Ended
September 30, 2008, and 2007

(Unaudited)

SOLANA RESOURCES LIMITED

 INTERIM CONSOLIDATED BALANCE SHEETS
(Unaudited)
Expressed in US dollars

	September 30,	December 31,
	2008 (restated - note 1)	2007
	$	$

Assets
Current
Cash and cash equivalents	87,527,447	71,537,827
Accounts receivable	36,941,187	7,954,162
Future income tax asset (Note 11)	935,051	-
Prepaid expenses	1,063,728	790,010
	126,467,413	80,281,999

Deposits (Note 3)	1,178,750	3,156,750
Petroleum and natural gas properties	112,670,663	81,963,075
Other capital assets	1,019,544	877,051
Other receivables	1,119,723	-
Investment (Note 4)	369,867	362,427
	242,825,960	166,641,302

Liabilities
Current:
Accounts payable and accrued liabilities	11,018,496	9,307,557
Income tax payable	15,613,491	-
	26,631,987	9,307,557

Asset retirement obligations (Note 5)	2,753,639	1,973,938
	29,385,626	11,281,495

Shareholders´equity
Share capital (Note 6)	197,179,178	187,223,652
Contributed surplus (Note 6)	12,074,326	11,762,601

Accumulated other comprehensive income	5,791,923	5,791,923
Retained Earnings (Deficit)	(1,605,093)	(49,418,369)
	4,186,830	(43,626,446)
	213,440,334	155,359,807
	242,825,960	166,641,302

2

SOLANA RESOURCES LIMITED

INTERIM CONSOLIDATED STATEMENT OF INCOME (LOSS),
COMPREHENSIVE INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)

(Unaudited)

Expressed in US Dollars

	September 30, 2008		September 30, 2007
	Three months Ended (restated – note 1)	Nine months ended (restated – note 1)	Three months ended	Nine months ended
	$	$	$	$

Revenue

Oil and gas revenues, net of royalties	42,812,725	90,753,073	3,152,267	5,953,735
Interest	537,573	1,537,347	193,397	663,796
	43,350,298	92,290,420	3,345,664	6,617,531
Expenses

Operating	3,986,558	10,037,698	969,405	2,443,658
General and administrative	1,662,838	4,474,390	1,165,775	3,545,106
Depletion, depreciation and accretion	6,451,279	12,930,244	2,018,435	4,224,763
Foreign exchange loss (gain)	(1,371,923)	(1,620,225)	237,775	463,999
Stock-based compensation (Note 6)	527,131	4,008,123	1,302,779	4,134,068
	11,255,883	29,830,230	5,694,169	14,811,594

Income (loss) before income taxes	32,094,415	62,460,190	(2,348,505)	(8,194,063)

Income taxes (Note 11)
- Current	8,461,944	15,581,965	-	89,258
- Future	3,065,324	(935,051)	-	-
	11,527,268	14,646,914	-	89,258

Net income (loss) and comprehensive income (loss)	20,567,147	47,813,276	(2,348,505)	(8,283,321)

Deficit, beginning of period	(22,172,240)	(49,418,369)	(46,069,959)	(40,135,143)

Retained Earnings (Deficit), end of period	(1,605,093)	(1,605,093)	(48,418,464)	(48,418,464)

Income (loss) per share, basic (Note 7)	0.16	0.38	(0.02)	(0.08)

Income (loss) per share, diluted (Note 7)	0.16	0.36	(0.02)	(0.08)

3

SOLANA RESOURCES LIMITED

INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)
Expressed in US Dollars
	September 30, 2008		September 30, 2007
	Three months Ended (restated – note 1)	Nine months Ended (restated – note 1)	Three months Ended	Nine months Ended
	$	$	$	$

Operating activities
Net Income (loss)	20,567,147	47,813,276	(2,348,505)	(8,283,321)
Items not involving cash:
Unrealized foreign exchange loss (gain)	(1,314,835)	(1,329,198)	151,983	(186,829)
Depletion, depreciation and accretion	6,451,279	12,930,244	2,018,435	4,224,763
Future income tax	3,065,324	(935,051)	-	-
Stock-based compensation	527,131	4,008,123	1,302,779	4,134,068
	29,296,046	62,487,394	1,124,692	(111,319)

Changes in non-cash working capital	442,042	(9,081,867)	(52,071)	(732,628)
	29,738,088	53,405,527	1,072,621	(843,947)
Financing activities
Proceeds from the exercise of options	-	4,999,963	-	-
Proceeds from the exercise of warrants	-	1,259,166	-	-

	-	6,259,129	-	-

Investing activities
Additions to petroleum and natural
gas properties	(16,117,242)	(43,419,307)	(7,191,743)	(24,941,360)
Additions to investments	8,769	(7,440)	(26,163)	(117,957)
Additions to capital assets	(129,846)	(361,018)	(156,082)	(179,793)
Sale of capital assets	-	-	-	23,711
Deposits	-	1,978,000	250,000	244,759
Changes in non-cash working capital	662,829	(1,842,715)	(1,375,709)	4,373,720
	(15,575,490)	(43,652,480)	(8,499,697)	(20,596,920)

Foreign exchange on cash balances	(36,918)	(22,556)	4,765	20,337

Net increase (decrease) in cash	14,125,680	15,989,620	(7,422,311)	(21,420,530)

Cash and cash equivalents, beginning of period	73,401,767	71,537,827	19,185,211	33,183,430

Cash and cash equivalents, end of period (Note 9)	87,527,447	87,527,447	11,762,900	11,762,900

4

SOLANA RESOURCES LIMITED

Notes to the Interim Consolidated Financial Statements
For the Three and Nine Month Periods Ended September 30, 2008 and 2007
 (Unaudited)

Note 1. Basis of presentation and restatement

The interim consolidated financial statements of Solana Resources Limited (“Solana” or the “Company”) for the three and nine month periods ended September 30, 2008 and 2007 have been prepared by management in accordance with accounting principles generally accepted in Canada on the same basis as the audited consolidated financial statements as at and for the year ended December 31, 2007, except for new standards adopted as described in Note 2.  These unaudited interim consolidated financial statements do not include all of the disclosures required by Canadian GAAP applicable to the annual consolidated financial statements; therefore, they should be read in conjunction with the December 31, 2007 audited consolidated financial statements.

Solana’s unaudited interim consolidated statements of income (loss), comprehensive income (loss) and cash flows for the three and nine months ended September 30, 2008 and balance sheet as at September 30, 2008 have been restated from those filed with the Ontario Securities Commission on November 13, 2008 to reflect the correction of the quarterly and year to date income tax expense and the associated future income tax asset and income tax payable.

Solana’s restatement of the interim consolidated balance sheet as at September 30, 2008 includes a $3.1 million decrease in future income tax assets from $4.0 million to $0.9 million, a decrease of total current assets and total assets of $3.1 million from $129.5 million and $245.9 million, respectively, to $126.5 million and $242.8 million, respectively. Income taxes payable increased $0.2 million from $15.4 million to $15.6 million, an increase of total current liabilities and total liabilities of $0.2 million from $26.4 million and $29.2 million, respectively, to $26.6 million and $29.4 million, respectively. Retained earnings, total accumulated other comprehensive income and retained earnings, total shareholders’ equity have decreased $3.3 million from $1.7 million, $7.5 million and $216.7 million, respectively, to a deficit of $1.6 million, $4.2 million and $213.4 million, respectively. Total liabilities and shareholders’ equity have decreased $3.1 million from $245.9 million to $242.8 million.

Solana’s restatement of the unaudited interim consolidated statement of income (loss) for the three months ended September 30, 2008 includes a $0.24 million increase in current income taxes from $8.2 million to $8.5 million. Future income taxes have increased $3.1 million from nil to $3.1 million for the three months ended September 30, 2008. Total income taxes have increased $3.3 million from $8.2 million to $11.5 million for the three months ended September 30, 2008. Net income has decreased $3.3 million from $23.9 million to $20.6 million for the three months ended September 30, 2008. Income per share, basic and diluted have decreased from $0.19 and $0.18, respectively, to both $0.16 for the three months ended September 30, 2008.

5

SOLANA RESOURCES LIMITED

Notes to the Interim Consolidated Financial Statements
For the Three and Nine Month Periods Ended September 30, 2008 and 2007
 (Unaudited)

Solana’s restatement of the unaudited interim consolidated statement of income (loss) for the nine months ended September 30, 2008 includes a $0.24 million increase in current income taxes from $15.3 million to $15.6 million. The future income tax recovery has decreased $3.1 million from $4.0 million to $0.9 million for the nine months ended September 30, 2008. Total income taxes have increased $3.3 million from $11.3 million to $14.6 million for the nine months ended September 30, 2008. Net income has decreased $3.3 million from $51.1 million to $47.8 million for the nine months ended September 30, 2008. Income per share, basic and diluted have decreased from $0.41 and $0.39, respectively, to $0.38 and $0.36, respectively for the nine months ended September 30, 2008.

Solana’s restatement of the unaudited interim consolidated statement of cash flows for the three months ended September 30, 2008 includes an increase in future income taxes of $3.1 million from nil to $3.1 million. Changes in non-cash working capital has increased $0.2 million from $0.2 million to $0.4 million for the three months ended September 30, 2008.

Solana’s restatement of the unaudited interim consolidated statement of cash flows for the nine months ended September 30, 2008 includes a decrease in future income tax recovery of $3.1 million from $4.0 million to $0.9 million. Changes in non-cash working capital has increased $0.2 million from decrease of $9.3 million to a decrease of $9.1 million for the nine months ended September 30, 2008.

Solana’s restatement of Note 8, “Segmented Information” of these unaudited interim consolidated financial statements for the three months ended September 30, 2008 includes restatement of the Colombia segment’s income taxes, net income and identifiable assets from $8.2 million, $24.8 million and $109.8 million to $11.5 million, $21.6 million and $106.8 million, respectively

Solana’s restatement of Note 8, “Segmented Information” of these unaudited interim consolidated financial statements for the nine months ended September 30, 2008 includes restatement of the Colombia segment’s income taxes, net income and identifiable assets from $11.3 million, $56.3 million and $109.8 million to $14.6 million, $53.0 million and $106.8 million, respectively

Note 2. Changes in accounting policies

On January 1, 2008, the Company adopted the new Canadian Institute of Chartered Accountants (“CICA”) standards related to Section 3862, “Financial Instruments-Disclosures”, Section 3863, “Financial Instruments-Presentation” and Section 1535, “Capital Disclosures”. Sections 3862 and 3863 require additional disclosures regarding the significance of financial instruments to the entity's financial position and performance; and the nature, extent and management of risks arising from financial instruments to which the entity is exposed. Section 1535 establishes standards for disclosing information about the Company’s capital and how it is managed. It requires disclosures of the Company’s objectives, policies and processes for managing capital, the quantitative data about what the Company regards as capital, whether the Company has complied with any capital requirements and if it has not complied, the consequences of such non-compliance.  The disclosures required pursuant to the adoption of these sections are included in Note 13.

6

SOLANA RESOURCES LIMITED

Notes to the Interim Consolidated Financial Statements
For the Three and Nine Month Periods Ended September 30, 2008 and 2007
 (Unaudited)

Note 3. Deposits

The Company had funds on deposit totaling $1,178,750 as of September 30, 2008, and $3,156,750 as of December 31, 2007, equal to 10% of work commitments on the Company’s Agencia Nacional de Hidrocarburos (“ANH”) acreage. These funds will be returned to the Company upon completion of the work commitments on the Guachiría Norte, Catguas, Guachiría Sur, Garibay, Colonia and San Pablo blocks. The average interest rate received on these deposits is 4.5% per annum.

Note 4. Investment

The Company has invested, as at the end of September 2008, $369,867  (December 31, 2007 - $362,427) in the Colombian Hydrocarbon Investment Fund (“Fund”), and expects to invest a maximum amount of $500,000.  The Fund is managed by a US based fund manager who specializes in South American natural resources sector investments. The Fund is expected to have an investment period of four years.  After this period, it is expected that the Fund will be wound up, and any remaining capital and any earned profits will be distributed to the investors over a maximum period of seven years.

Note 5. Asset retirement obligations

The following table shows the reconciliation of the Company’s obligations associated with the retirement of oil and gas properties:

Asset retirement obligations, December 31, 2007	$1,973,938
Liabilities incurred during period	665,757
Liabilities settled during period	-
Accretion	113,944
Asset retirement obligations, September 30, 2008	$2,753,639

These obligations will be settled at the end of the useful lives of the underlying assets, which currently extend up to 7 years into the future.  This amount has been computed using a credit-adjusted risk-free discount rate of 10% per annum and an inflation rate of 2.5% per annum.

7

SOLANA RESOURCES LIMITED

Notes to the Interim Consolidated Financial Statements
For the Three and Nine Month Periods Ended September 30, 2008 and 2007
 (Unaudited)

Note 6. Share capital

Authorized share capital consists of an unlimited number of common shares.

Continuity of common shares	Number of Shares	Amount $
Balance, December 31, 2007	123,176,792	187,223,652
Shares in escrow earned in period	-	1,123,917
Exercise of performance warrants	2,500,000	6,621,780
Exercise of stock options	750,000	2,209,829
Balance, September 30, 2008	126,426,792	197,179,178

Continuity of warrants	Number
Balance, December 31, 2007	10,000,000
Exercised in period	(2,500,000)
Balance, September 30, 2008	7,500,000

Warrant terms
Strike price	Cdn$2.00/share
Expiry	April 4, 2010

All warrants are fully vested as the Company’s shares traded at a weighted average price greater than Cdn$2.75 per share for a 45 consecutive day period in the first quarter of 2008.

Contributed surplus:

Balance, December 31, 2007	11,762,601
Stock-based compensation expense – stock options	2,120,997
Performance warrants earned in period	763,208
Stock options exercised in period	(950,663)
Performance warrants exercised in period	(1,621,817)
Balance, September 30, 2008	12,074,326

Stock-based compensation

	September 30, 2008		December 31, 2007
	Number of Options	Weighted Average Price	Number of Options	Weighted Average Price
		(Cdn$ Per Option)		(Cdn$ Per Option)
Outstanding, beginning period	4,625,000	1.75	4,350,000	1.64
Granted during period	230,000	4.01	1,965,000	2.14
Exercised during period	(750,000)	1.67	-	-
Expired or forfeited during period	(160,000)	1.94	(1,690,000)	1.92
Outstanding, end of period	3,945,000	1.90	4,625,000	1.75
Exercisable, end of period	1,514,999	1.61	1,873,333	1.55

8

SOLANA RESOURCES LIMITED

Notes to the Interim Consolidated Financial Statements
For the Three and Nine Month Periods Ended September 30, 2008 and 2007
 (Unaudited)

        As at September 30, 2008
Exercise Price (Cdn$)	Number of Options Outstanding	Weighted Average Remaining Contractual Life (years)	Number of Options Exercisable	Weighted Average Exercisable Option Price (Cdn$)

4.13	200,000	4.66	66,666	3.03
3.25	30,000	4.50	-	-
2.75	290,000	1.17	290,000	2.13
2.50	75,000	4.07	-	-
2.25	1,515,000	4.20	-	-
2.11	30,000	2.53	20,000	1.64
1.70	25,000	3.87	8,333	1.28
1.67	300,000	1.91	300,000	1.30
1.19	200,000	3.47	100,000	0.90
1.15	1,000,000	3.04	450,000	1.01
0.60	280,000	0.18	280,000	0.46
1.90	3,945,000	3.20	1,514,999	1.61

For the nine month period ended September 30, 2008, stock based compensation expense of $2,120,997 (2007 - $738,267) related to options has been recorded in the Consolidated Statement of Income (Loss). Additional stock-based compensation expense of $1,123,918 (2007 - $3,395,801) related to shares in escrow and $763,208 (2007 – Nil) related to performance warrants was recognized as part of the Breakaway acquisition. The fair values of all common share options and warrants granted are estimated on the date of grant using the Black-Scholes option-pricing model.  The assumptions used in the determination of the fair value of options and warrants granted are:

9

SOLANA RESOURCES LIMITED

Notes to the Interim Consolidated Financial Statements
For the Three and Nine Month Periods Ended September 30, 2008 and 2007
 (Unaudited)

	Nine months ended September 30, 2008	Nine months ended September 30, 2007

Risk-free interest rate (percent)	4.14%	4.28%
Expected life (years)	3.2	3.5
Volatility (percent)	98%	70%
Weighted average fair value of options granted	4.01	1.25
Expected annual dividend per share	-	-

Note 7. Per-Share Amounts

The weighted average number of common shares outstanding used for the computation of per-share amounts is:

	September 30, 2008		September 30, 2007
	For the three months Ended	For the nine months ended	For the three months ended	For the nine months ended
Weighted average number of common shares outstanding	126,426,792	124,697,488	95,876,792	95,876,792

Shares issuable pursuant to stock options	1,220,708	2,054,700	-	-

Shares issuable pursuant to performance warrants	1,859,726	5,191,174	-	-

Weighted average number of diluted common shares outstanding	129,507,226	131,943,362	95,876,792	95,876,792

Note 8. Segmented Information

Three month period ended September 30, 2008

	Canada $	Colombia (Restated – note 1) $	Total (restated – note 1) $
Revenue	-	42,812,725	42,812,725
Operating costs	-	(3,986,558)	(3,986,558)
	-	38,826,167	38,826,167

General and administrative expenses	1,116,139	546,699	1,662,838
Depletion, depreciation and accretion	35,938	6,415,341	6,451,279
Foreign exchange gain	(250,588)	(1,121,335)	(1,371,923)
Stock-based compensation	527,131	-	527,131
Interest income	(418,336)	(119,237)	(537,573)
	1,010,284	5,721,468	6,731,752

Income (loss) before taxes	(1,010,284)	33,104,699	32,094,415

Income taxes	-	11,527,268	11,527,268

Net income (loss)	(1,010,284)	21,577,431	20,567,147

Identifiable assets	136,070,377	106,755,583	242,825,960

Capital expenditures	-	16,247,088	16,247,088

10

SOLANA RESOURCES LIMITED

Notes to the Interim Consolidated Financial Statements
For the Three and Nine Month Periods Ended September 30, 2008 and 2007
 (Unaudited)

Nine month period ended September 30, 2008

	Canada $	Colombia (Restated – note 1) $	Total (restated – note 1) $
Revenue	-	90,753,073	90,753,073
Operating costs	-	(10,037,698)	(10,037,698)
	-	80,715,375	80,715,375

General and administrative expenses	2,600,138	1,874,252	4,474,390
Depletion, depreciation and accretion	60,209	12,870,035	12,930,244
Foreign exchange gain	(380,442)	(1,239,783)	(1,620,225)
Stock-based compensation	4,008,123	-	4,008,123
Interest income	(1,135,059)	(402,288)	(1,537,347)
	5,152,969	13,102,216	18,255,185

Income (loss) before taxes	(5,152,969)	67,613,159	62,460,190

Income taxes	-	14,646,914	14,646,914

Net income (loss)	(5,152,969)	52,966,245	47,813,276

Identifiable assets	136,070,377	106,755,583	242,825,960

Capital expenditures	-	43,780,325	43,780,325

Three month period ended September 30, 2007

	Canada $	Colombia $	Total $
Revenue	-	3,152,267	3,152,267
Operating costs	-	969,405	969,405
	-	2,182,862	2,182,862

General and administrative expenses	750,505	415,270	1,165,775
Depletion, depreciation and accretion	10,118	2,008,317	2,018,435
Foreign exchange loss	19,830	217,945	237,775
Stock-based compensation	1,302,779	-	1,302,779
Interest income	(160,891)	(32,506)	(193,397)
	1,922,341	2,609,026	4,531,367

Income (loss) before taxes	(1,922,341)	(426,164)	(2,348,505)

Income taxes	-	-	-

Net income (loss)	(1,922,341)	(426,164)	(2,348,505)

Identifiable assets	31,157,773	65,613,413	96,771,186

Capital expenditures	-	7,191,743	7,191,743

11

SOLANA RESOURCES LIMITED

Notes to the Interim Consolidated Financial Statements
For the Three and Nine Month Periods Ended September 30, 2008 and 2007
 (Unaudited)

Nine month period ended September 30, 2007

	Canada $	Colombia $	Total $
Revenue	-	5,953,735	5,953,735
Operating costs	-	2,443,658	2,443,658
	-	3,510,077	3,510,077

General and administrative expenses	1,798,506	1,746,600	3,545,106
Depletion, depreciation and accretion	14,404	4,210,359	4,224,763
Foreign exchange (gain) loss	31,256	432,743	463,999
Stock-based compensation	4,134,068	-	4,134,068
Interest income	(587,231)	(76,565)	(663,796)
	5,391,003	6,313,137	11,704,140

Income (Loss) before taxes	(5,391,003)	(2,803,060)	(8,194,063)

Income taxes	-	89,258	89,258

Net Income (loss)	(5,391,003)	(2,892,318)	(8,283,321)

Identifiable assets	31,157,773	65,613,413	96,771,186

Capital expenditures	-	24,941,360	24,941,360

Note 9. Supplemental cash flow information

At September 30, 2008, cash and cash equivalents includes $86,169,790 (December 31, 2007 - $71,537,827) in term deposits earning an average interest rate of 2.22% (2007 - 4.34%).

	Six months ended September 30, 2008	Six months ended September 30, 2007

Cash interest paid	-	-

Cash taxes paid	-	-

Note 10. Related party transactions

In the nine month period ended September 30, 2008, service fees in the amount of $45,920 (2007 - $41,598) were paid to a company controlled by a director of the Company and are included in general and administrative expenses. Additionally $19,938 (2007 – Nil) was paid to a director of the Company for consulting services in Colombia. These fees are for services rendered in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

12

SOLANA RESOURCES LIMITED

Notes to the Interim Consolidated Financial Statements
For the Three and Nine Month Periods Ended September 30, 2008 and 2007
 (Unaudited)

Note 11.  Income taxes

Subject to confirmation by taxation authorities, the Company has approximately Cdn$12.3 million ($11.6 million) of Canadian non-capital loss carry forwards which are available to be carried forward and which expire between 2008 and 2027. The consolidated financial statements do not reflect the potential tax benefit of these losses, as they do not meet the “more likely than not” criteria for recognition.

Subject to confirmation by taxation authorities, the Company has approximately Col$98 billion ($49.6 million) of Colombian loss carry forwards which have no expiration term and are available to offset future taxable income. The consolidated financial statements reflect the potential tax benefit of these losses, as with the currently expected taxable income they meet the “more likely than not” criteria. Accordingly, a future income tax asset of $935,051 was recognized at September 30, 2008.

Note 12. Commitments

The Company estimates remaining 2008 commitments are $28,029,192 which relate mainly to seismic campaign costs and the drilling of two exploration wells and one development well.

Note 13.  Financial and capital risk management

The Company undertakes transactions in a range of financial instruments including the following categories:

	September 30, 2008	December 31, 2007
	$	$
Held for trading (a):
Cash and cash equivalents	87,527,447	71,537,827

Loans & receivables (b):
Accounts receivable	36,941,187	7,954,162
Deposits	1,178,750	3,156,750
Other receivables	1,119,723	-

Available for sale (c):
Investment	369,867	362,427

Other financial liabilities (b):
Accounts payable	11,018,496	9,307,557

13

SOLANA RESOURCES LIMITED

Notes to the Interim Consolidated Financial Statements
For the Three and Nine Month Periods Ended September 30, 2008 and 2007
 (Unaudited)

a)	Measured at fair value which equals the carrying value.
b)	Measured at amortized cost using the effective interest method which is not significantly different from the fair values due to the short term to maturity of these financial instruments.
c)	Measured at cost as the fair value is not readily available (Note 4).

The Company’s activities result in exposure to a number of financial risks, including the following:

Credit risk

A substantial portion of the Company’s accounts receivable is with the Colombian state oil company, Ecopetrol. Crude oil production is sold to Ecopetrol as determined by market based prices which are denominated in U.S. dollars and adjusted for quality differentials. Typically, the Company’s maximum credit exposure is revenue from two months’ sales. The Company monitors, on a continuous basis, the ageing profile of its receivables.

The cash and cash equivalents credit risk is considered by management to be limited because the counterparties are financial institutions with high credit ratings assigned by international credit rating agencies.

The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the balance sheet. On a quarterly basis, the Company assesses if there should be any impairment of the financial assets. There are no material financial assets that the Company considers past due and there is no impairment of financial assets as at September 30, 2008.

Market risk

Foreign currency exchange risk

Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not the Company's measurement currency. The Company is exposed to foreign exchange risk mainly with respect to certain expenditures and expenses from various currencies, primarily Colombian pesos and Canadian dollars, in relation to the U.S. dollars.   However, the revenues received by the Company for the production of crude oil are primarily in U.S. dollars thereby the Company’s cash flow from commodity sales would not be materially impacted by fluctuations in foreign currency.

14

SOLANA RESOURCES LIMITED

Notes to the Interim Consolidated Financial Statements
For the Three and Nine Month Periods Ended September 30, 2008 and 2007
 (Unaudited)

The Company’s management monitors the exchange rate fluctuations on a regular basis. The Company does not use currency derivative instruments to manage the Company’s exposure to foreign currency fluctuations.

At September 30, 2008, the carrying amount of the Company’s foreign currency denominated net monetary assets was approximately $9 million and net monetary liabilities were $17 million. Assuming all other variables remain constant, a fluctuation of one cent in the exchange rate of the Canadian dollar to the U.S. dollar would result in a change in income of approximately $50,000. As well, a fluctuation of one cent in the exchange rate of the Colombian peso to the U.S. dollar would result in a change in income of approximately $177,000.

Liquidity Risk

Liquidity risk is the risk that Solana will not be able to meet its financial obligations as they come due.

The Company’s cash requirements and balances are projected based on forecasted operations and capital expenditures. The Company plans to meet these requirements through the mix of available funds, equity and project debt financing on a required basis and cash to be provided by the exercise of warrants and share options in the future. The Company also mitigates liquidity risk by maintaining an insurance program to minimize exposure to insurable losses.

Interest rate risk

Interest rate risk refers to the risk that the value of a financial instrument or cash flows associated with the instrument will fluctuate due to changes in market interest rates. The Company does not have any debt nor has it drawn on its credit facility as at September 30, 2008. The Company believes that it has no significant concentration of interest risk related to its cash equivalents as most of these are invested in financial institutions with high credit ratings.

Capital risk

The Company considers its capital structure to include shareholders’ equity and working capital which total $104 million as of September 30, 2008. In order to maintain or adjust its capital structure, the Company may from time to time issue shares and adjust its capital spending. As at September 30, 2008, the Company has available cash of $87 million to fund its current and future operations and an undrawn credit facility of $100 million.

The Company is not subject to any externally imposed capital requirements other than the covenants on its undrawn credit facility with its lender to maintain its ratio of current assets to current liabilities (working capital) at a 1:1 level. The Company is currently in compliance with all its financial covenants as at September 30, 2008.

15

SOLANA RESOURCES LIMITED

Notes to the Interim Consolidated Financial Statements
For the Three and Nine Month Periods Ended September 30, 2008 and 2007
 (Unaudited)

Note 14.  Business acquisition

On July 29, 2008, Solana announced that it had entered into a definitive agreement providing for the business combination of Gran Tierra Energy Inc.(“Gran Tierra”) and Solana.

Under the terms of the Agreement, each Solana shareholder will receive either (i) 0.9527918 of a common shares of Gran Tierra or; (ii) 0.9527918 of a common share of a Canadian subsidiary of Gran Tierra (an “Exchangeable Share”) for each common share of Solana held, which represents a premium of approximately 14.1 % to the 20 day weighted average trading price to July 28, 2008 of the Solana shares on the TSX Venture Exchange and Gran Tierra’s July 28, 2008 closing price on the Toronto Stock Exchange of CAD $5.73.  The shares of the Canadian subsidiary of Gran Tierra: (i) will have the same voting rights, dividend entitlements and other attributes as Gran Tierra common stock; (ii) will be exchangeable, at each shareholder's option, on a one-for-one basis, into Gran Tierra common stock; and (iii) subject to compliance with the listing requirements of the Toronto Stock Exchange, will be listed on the Toronto Stock Exchange. The Exchangeable Shares will automatically be exchanged for Gran Tierra common shares five years from closing, and in certain other events.

The transaction will be completed as an "arrangement" pursuant to the Business Corporations Act (Alberta).  Upon completion of the transaction, Solana will become an indirect wholly-owned subsidiary of Gran Tierra.  The plan of arrangement will be accomplished on a tax-deferred basis in Canada, but may be a taxable transaction for non-Canadian holders of Solana securities.  On a fully diluted basis, upon the closing of the plan of arrangement, Solana securityholders will own approximately 49% of the combined company and Gran Tierra securityholders will own approximately 51% of the combined company.

The proposed transaction is subject to regulatory, stock exchange, court and shareholder approvals.  Gran Tierra and Solana will hold shareholder meetings on November 14, 2008.  A joint proxy statement and management information circular were mailed to shareholders of the companies on October 20, 2008.  The parties have agreed to pay each other a termination fee of $21 million in certain circumstances and an expense reimbursement fee of $1.5 million in certain other circumstances.

16

Abbreviations

Cdn	Canadian
U.S.	United States
Col.	Colombian Pesos
WTI	West Texas Intermediate
bbl	barrel
bopd	barrels of oil per day
mbbls	thousand barrels
mmbbls	million barrels
mcf	thousand cubic feet
mcfpd	thousand cubic feet per day
mmcf	million cubic feet
mmcfpd	million cubic feet per day
boe	*barrel of oil equivalent
boepd	*barrel of oil equivalent per day
NGL	natural gas liquids
$mm	million dollars
TSX-V	TSX Venture Exchange
LSE	London Stock Exchange
AIM	Alternative Investment Market
Of the London Stock Exchange
MD&A	Management’s Discussion and Analysis
GAAP	Generally Accepted Accounting Principles
G&A	General and Administrative Expenses

* A boe conversion ratio of 6 mcf = 1 bbl has been used. Boe’s may be misleading, particularly if used in isolation. A boe conversion ratio of 6 mcf to 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

CERTAIN FINANCIAL INFORMATION ABOUT SOLANA

 CONSOLIDATED FINANCIAL STATEMENTS OF SOLANA

 INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF SOLANA

 SOLANA RESOURCES LIMITED
 INTERIM CONSOLIDATED BALANCE SHEETS
 (Unaudited)

Expressed in US dollars

	June 30, 2008	December 31, 2007
	$	$
ASSETS
Current
Cash and cash equivalents	73,401,767	71,537,827
Accounts receivable	27,138,494	7,954,162
Future income tax asset (Note 11)	4,000,375	—
Prepaid expenses	401,969	790,010
	104,942,605	80,281,999
Deposits (Note 3)	1,178,750	3,156,750
Petroleum and natural gas properties	102,929,728	81,963,075
Other capital assets	964,670	877,051
Other receivables	725,753	—
Investment (Note 4)	378,636	362,427
	211,120,142	166,641,302
LIABILITIES
Current:
Accounts payable and accrued liabilities	9,519,207	9,307,557
Income tax payable	7,120,021	—
	16,639,228	9,307,557
Asset retirement obligations (Note 5)	2,134,858	1,973,938
	18,774,086	11,281,495
Shareholders’ Equity
Share capital (Note 6)	197,179,178	187,223,652
Contributed surplus (Note 6)	11,547,195	11,762,601
Accumulated other comprehensive income	5,791,923	5,791,923
Deficit	(22,172,240)	(49,418,369)
	(16,380,317)	(43,626,446)
	192,346,056	155,359,807
	211,120,142	166,641,302

SOLANA RESOURCES LIMITED

 INTERIM CONSOLIDATED STATEMENT OF INCOME (LOSS),
 COMPREHENSIVE INCOME (LOSS) AND DEFICIT
 (Unaudited)

Expressed in US Dollars

	June 30, 2008		June 30, 2007
	Three Months Ended	Six Months Ended	Three Months Ended	Six months Ended
	$	$	$	$
Revenue
Oil and gas revenues, net of royalties	31,673,778	47,940,348	1,387,542	2,801,468
Interest	265,071	999,774	339,285	470,399
	31,938,849	48,940,122	1,726,827	3,271,867
Expenses
Operating	3,757,695	6,051,140	817,675	1,474,253
General and administrative	1,320,953	2,811,552	1,319,363	2,380,667
Depletion, depreciation and accretion	4,174,757	6,478,965	945,635	2,212,543
Foreign exchange loss (gain)	(758,723)	(248,301)	199,233	224,888
Stock-based compensation (Note 6)	872,983	3,480,991	1,207,881	2,825,074
	9,367,665	18,574,347	4,489,787	9,117,425
Income (loss) before income taxes	22,571,184	30,365,775	(2,762,960)	(5,845,558)
Income taxes (Note 11)
– Current	7,054,086	7,120,021	39,257	89,257
– Future	(4,000,375)	(4,000,375)	—	—
	3,053,711	3,119,646	39,257	89,257
Net income (loss) and comprehensive income (loss)	19,517,473	27,246,129	(2,802,217)	(5,934,815)
Deficit, beginning of period	(41,689,713)	(49,418,369)	(43,267,742)	(40,135,144)
Deficit, end of period	(22,172,240)	(22,172,240)	(46,069,959)	(46,069,959)
Income (loss) per share, basic (Note 7)	0.16	0.22	(0.03)	(0.06)
Income (loss) per share, diluted (Note 7)	0.15	0.21	(0.03)	(0.06)

SOLANA RESOURCES LIMITED

 INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
 (Unaudited)

Expressed in US Dollars

	June 30, 2008		June 30, 2007
	Three Months Ended	Six Months Ended	Three Months Ended	Six months Ended
	$	$	$	$
Operating Activities
Net Income (loss)	19,517,473	27,246,129	(2,802,217)	(5,934,815)
Items not involving cash:
Unrealized foreign exchange loss (gain)	(1,428)	(1,644)	(47,736)	93,038
Depletion, depreciation and accretion	4,174,757	6,478,965	945,635	2,212,543
Future income tax	(4,000,375)	(4,000,375)	—	—
Stock-based compensation	872,983	3,480,991	1,207,881	2,825,074
	20,563,410	33,204,066	(696,437)	(804,160)
Changes in non-cash working capital	(7,600,857)	(9,523,910)	(769,540)	(680,556)
	12,962,553	23,680,156	(1,465,977)	(1,484,716)
Financing Activities
Proceeds from the exercise of options	1,259,166	1,259,166	—	—
Proceeds from the exercise of warrants	4,999,963	4,999,963	—	—
	6,259,129	6,259,129	—	—
Investing Activities
Additions to petroleum and natural gas properties	(14,046,819)	(27,302,065)	(10,486,480)	(17,907,040)
Additions to investments	13,215	(16,209)	(91,794)	(91,794)
Additions to capital assets	(173,796)	(231,172)	(349,834)	(340,723)
Sale of capital assets	—	—	23,711	23,711
Deposits	—	1,978,000	(5,241)	(5,241)
Changes in non-cash working capital	5,961,873	(2,505,543)	2,266,859	5,749,428
	(8,245,527)	(28,076,989)	(8,642,779)	(12,571,659)
Foreign exchange on cash balances	1,427	1,644	58,626	58,156
Net increase (decrease) in cash	10,977,582	1,863,940	(10,050,130)	(13,998,219)
Cash and cash equivalents, beginning of period	62,424,185	71,537,827	29,235,341	33,183,430
Cash and cash equivalents, end of period (Note 9)	73,401,767	73,401,767	19,185,211	19,185,211

SOLANA RESOURCES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of presentation

The interim consolidated financial statements of Solana Resources Limited (“Solana” or the “Company ”) for the three and six month periods ended June 30, 2008 and 2007 have been prepared by management in accordance with accounting principles generally accepted in Canada on the same basis as the audited consolidated financial statements as at and for the year ended December 31, 2007 except for new standards adopted as described in Note 2. These unaudited interim consolidated financial statements do not include all of the disclosures required by Canadian generally accepted accounting principles applicable to the annual consolidated financial statements; therefore, they should be read in conjunction with the December 31, 2007 audited consolidated financial statements.

Note 2 — Changes in accounting policies

Effective January 1, 2008, the Company adopted the new Canadian Institute of Chartered Accountants (“ CICA ”) standards related to Section 3251, “Equity” and Section 1506, “Accounting Changes.” Section 3251 replaces Section 3250, “Surplus,” and describes standards for the presentation of equity and changes in equity for reporting periods as a result of the application of Section 1530, “Comprehensive Income.” The only impact of Section 1506, “Accounting Changes,” on Solana’s financial statements is to provide disclosure of when an entity has not applied a new source of GAAP that has been issued but is not yet effective.

On January 1, 2008, the Company also adopted standards related to Section 3862, “Financial Instruments-Disclosures”, Section 3863, “Financial Instruments-Presentations” and Section 1535, “Capital Disclosures”. Sections 3862 and 3863 require additional disclosures regarding the significance of financial instruments to the entity’s financial position and performance; and the nature, extent and management of risks arising from financial instruments to which the entity is exposed. Section 1535 establishes standards for disclosing information about the Company’s capital and how it is managed. It requires disclosures of the Company’s objectives, policies and processes for managing capital, the quantitative data about what the Company regards as capital, whether the Company has complied with any capital requirements and if it has not complied, the consequences of such non-compliance. The disclosures required pursuant to the adoption of these sections are included in Note 13.

Note 3 — Deposits

The Company had funds on deposit totaling $1,178,750 as of June 30, 2008, and $3,156,750 as of December 31,2007, equal to 10% of work commitments on the Company’s Agencia Nacional de Hidrocarburos (“ ANH ”) acreage. These funds will be returned to the Company upon completion of the work commitments on the Guachiría Norte, Catguas, Guachiría Sur, Garibay, Colonia and San Pablo blocks. The average interest rate income on these deposits is 4.5% pa.

Note 4 — Investment

The Company has invested, as at the end of June 2008, $378,636 (2007 — $362,427) in the Colombian Hydrocarbon Investment Fund (“ Fund ”), and expects to invest a maximum amount of $500,000. The Fund is managed by a US based fund manager who specializes in South American natural resources sector investments. The Fund is expected to have an investment period of four years. After this period, it is expected that the Fund will be wound up, and any remaining capital and any earned profits will be distributed to the investors over a maximum period of seven years.

SOLANA RESOURCES LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Asset retirement obligations

The following table represents the reconciliation of the Company’s obligations associated with the retirement of oil and gas properties:

Asset retirement obligations, December 31, 2007	$1,973,938
Liabilities incurred during period	119,401
Liabilities settled during period	—
Accretion	41,519
Asset retirement obligations, June 30, 2008	$2,134,858

These obligations will be settled at the end of the useful lives of the underlying assets, which currently extend up to 7 years into the future. This amount has been computed using a credit-adjusted risk-free discount rate of 10% per annum and an inflation rate of 2.5% per annum.

Note 6 — Share capital

Authorized share capital consists of an unlimited number of common shares.

Continuity of Common Shares	Number of Shares	Amount $
Balance, December 31, 2007	123,176,792	187,223,652
Shares in escrow earned in period	—	1,123,917
Exercise of performance warrants	2,500,000	6,621,780
Exercise of stock options	750,000	2,209,829
Balance, June 30, 2008	126,426,792	197,179,178

Continuity of Warrants	Number
Balance, December 31, 2007	10,000,000
Exercised in period	(2,500,000)
Balance, June 30, 2008	7,500,000

Warrant Terms
Strike price	Cdn$2.00/share
Expiry	April 4, 2010

All warrants are fully vested as the Company’s shares traded at a weighted average price greater than Cdn$2.75 per share for a 45 consecutive day period in the first quarter of 2008.

SOLANA RESOURCES LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Share capital – (continued)

Contributed surplus:
Balance, December 31,2007	11,762,601
Stock-based compensation expense – stock options	1,593,866
Performance warrants earned in period	763,208
Stock options exercised in period	(950,663)
Performance warrants exercised in period	(1,621,817)
Balance, June 30, 2008	11,547,195

Stock-based compensation

	June 30, 2008		December 31, 2007
	Number of Options	Weighted Average Price	Number of Options	Weighted Average Price
		(Cdn$ Per Option)		(Cdn$ Per Option)
Outstanding, beginning period	4,625,000	1.75	4,350,000	1.64
Granted during period	230,000	4.01	1,965,000	2.14
Exercised during period	(750,000)	1.67	—	—
Expired or cancelled during period	(60,000)	2.33	(1,690,000)	1.92
Outstanding, end of period	4,045,000	1.89	4,625,000	1.75
Exercisable, end of period	1,423,330	1.59	1,873,333	1.55

SOLANA RESOURCES LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Share capital – (continued)

June 30, 2008

Exercise Price (Cdn$)	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Number of Options Exercisable	Weighted Average Exercisable Option Price (Cdn$)
4.13	200,000	4.92	66,666	3.03
3.25	30,000	4.76	—	—
2.75	290,000	1.42	290,000	2.14
2.50	75,000	4.32	—	—
2.25	1,565,000	4.45	—	—
2.11	30,000	2.78	20,000	1.65
1.70	25,000	4.12	—	—
1.67	300,000	2.16	199,998	1.30
1.19	200,000	3.72	100,000	0.90
1.15	1,050,000	3.29	466,666	0.86
0.60	280,000	0.43	280,000	0.46
1.89	4,045,000	3.46	1,423,330	1.59

For the first half of 2008, stock based compensation expense of $1,593,866 (2007 — $528,958) related to options has been recorded in the Consolidated Statement of Income (Loss). Additional stock-based compensation expense of $1,123,917 (2007 — $2,296,116) related to shares in escrow and $763,208 (2007 — Nil) related to performance warrants recognized as part of the Breakaway acquisition was recognised. The fair values of all common share options and warrants granted are estimated on the date of grant using the Black-Scholes option-pricing model. The fair value of options granted and the assumptions used in their determination are:

	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Risk-free interest rate (percent)	2.98%	3.99%
Expected life (years)	5	5
Volatility (percent)	93%	96%
Weighted average fair value of options granted	1.43	1.07
Expected annual dividend per share	—	—

SOLANA RESOURCES LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Per-Share Amounts

The weighted average number of common shares outstanding used for the computation of per-share amounts is:

	June 30, 2008		June 30, 2007
	For the Three Months Ended	For the Six Months Ended	For the Three Months Ended	For the Six Months Ended
Weighted average number of common shares outstanding	124,444,014	123,806,902	95,876,792	95,876,792
Shares issuable pursuant to stock options	1,300,124	1,131,563	1,879,999	189,091
Shares issuable pursuant to performance warrants	5,034,724	4,223,836	—	—
Weighted average number of diluted common shares outstanding	130,778,862	129,162,301	97,756,791	96,065,883

Note 8 — Segmented Information

Three month period ended June 30, 2008

	Canada	Colombia	Total
	$	$	$
Revenue	—	31,673,778	31,673,778
Operating costs	—	(3,757,695)	(3,757,695)
	—	27,916,083	27,916,083
General and administrative expenses	879,969	440,984	1,320,953
Depletion, depreciation, and accretion	20,349	4,154,408	4,174,757
Foreign exchange gain	(132,113)	(626,610)	(758,723)
Stock-based compensation	872,983	—	872,983
Interest income	(186,580)	(78,491)	(265,071)
	1,454,608	3,890,291	5,344,899
Income (loss) before taxes	(1,454,608)	24,025,792	22,571,184
Income taxes	—	3,053,711	3,053,711
Net income (loss)	(1,454,608)	20,972,081	19,517,473
Identifiable assets	123,401,972	87,718,170	211,120,142
Capital expenditures	—	14,220,615	14,220,615

SOLANA RESOURCES LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Segmented Information – (continued)

Six month period ended June 30, 2008

	Canada	Colombia	Total
	$	$	$
Revenue	—	47,940,348	47,940,348
Operating costs	—	(6,051,140)	(6,051,140)
	—	41,889,208	41,889,208
General and administrative expenses	1,483,999	1,327,553	2,811,552
Depletion, depreciation, and accretion	24,271	6,454,694	6,478,965
Foreign exchange gain	(133,064)	(115,237)	(248,301)
Stock-based compensation	3,480,991	—	3,480,991
Interest income	(716,723)	(283,051)	(999,774)
	4,139,474	7,383,959	11,523,433
Income (loss) before taxes	(4,139,474)	34,505,249	30,365,775
Income taxes	—	3,119,646	3,119,646
Net income (loss)	(4,139,474)	31,385,603	27,246,129
Identifiable assets	123,401,972	87,718,170	211,120,142
Capital expenditures	—	27,533,237	27,533,237

Three month period ended June 30, 2007

	Canada	Colombia	Total
	$	$	$
Revenue	—	1,387,542	1,387,542
Operating costs	—	817,675	817,675
	—	569,867	569,867
General and administrative expenses	259,262	1,060,101	1,319,363
Depletion, depreciation, and accretion	3,359	942,276	945,635
Foreign exchange loss	3,101	196,132	199,233
Stock-based compensation	1,207,881	—	1,207,881
Interest income	(328,744)	(10,541)	(339,285)
	1,144,859	2,187,968	3,332,827
Loss before taxes	(1,144,859)	(1,618,101)	(2,762,960)
Income taxes	—	39,257	39,257
Net loss	(1,144,859)	(1,657,358)	(2,802,217)
Identifiable assets	38,583,413	59,301,348	97,884,761
Capital expenditures	—	10,836,314	10,836,314

SOLANA RESOURCES LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Segmented Information – (continued)

Six month period ended June 30, 2007

	Canada	Colombia	Total
	$	$	$
Revenue	—	2,801,468	2,801,468
Operating costs	—	1,474,253	1,474,253
	—	1,327,215	1,327,215
General and administrative expenses	723,215	1,657,452	2,380,667
Depletion, depreciation, and accretion	7,644	2,204,899	2,212,543
Foreign exchange loss	35,994	188,894	224,888
Stock-based compensation	2,825,074	—	2,825,074
Interest income	(448,122)	(22,277)	(470,399)
	3,143,805	4,028,968	7,172,773
Loss before taxes	(3,143,805)	(2,701,753)	(5,845,558)
Income taxes	—	89,257	89,257
Net loss	(3,143,805)	(2,791,010)	(5,934,815)
Identifiable assets	38,583,413	59,301,348	97,884,761
Capital expenditures	—	18,247,763	18,247,763

Note 9 — Supplemental cash flow information

At June 30, 2008, cash and cash equivalents includes $68,699,701 (2007 — $13,468,735) in term deposits earning an average interest rate of 2.22% (2007 — 4.34%).

	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Cash interest paid	—	—
Cash taxes paid	—	—

Note 10 —  Related party transactions

In the six month period ended June 30, 2008, service fees in the amount of $30,169 (2007 — $28,158) were paid to a company controlled by a director of the Company and are included in general and administrative expenses. Additionally $3,640 (2007 — Nil) was paid to a director for consulting services in Colombia. These fees are for services rendered in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

SOLANA RESOURCES LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Income taxes – (continued)

 Subject to confirmation by taxation authorities, the Company has approximately Cdn$10.2 million ($9.94 million) of Canadian non-capital loss carry forwards which are available to be carried forward and which expire between 2008 and 2027. The consolidated financial statements do not reflect the potential tax benefit of these losses, as they do not meet the “more likely than not” criteria for recognition.

Subject to confirmation by taxation authorities, the Company has approximately Col$98 billion ($49.6 million) of Colombian loss carry forwards which have no expiration term and are available to offset future taxable income. The consolidated financial statements reflect the potential tax benefit of these losses, as with the currently expected taxable income they meet the “more likely than not” criteria. Accordingly, a future tax asset of $4,000,375 was recognized at June 30, 2008.

Note 12 — Commitments

The Company estimates remaining 2008 commitments are $27,308,750 which relate mainly to the drilling of two exploration wells and three development wells.

Note 13 — Financial and capital risk management

The Company undertakes transactions in a range of financial instruments including the following categories:

	June 30, 2008	December 31, 2007
	$	$
Held for trading(a):
Cash and cash – equivalents	73,401,767	71,537,827
Loans & receivables(b):
Accounts receivable	27,138,494	7,954,162
Deposits	1,178,750	3,156,750
Other receivables	725,753	—
Available for sale(c):
Investment	378,636	362,427
Other financial liabilities(b):
Accounts payable	9,519,207	9,307,557

(a)	Measured at fair value which equals the carrying value.
(b)	Measured at amortized cost using the effective interest method which is not significantly different from the fair values due to the short term to maturity of these financial instruments.
(c)	Measured at cost as the fair value is not readily available (Note 4).

The Company’s activities result in exposure to a number of financial risks, including the following:

SOLANA RESOURCES LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Financial and capital risk management  – (continued)

Credit risk

A substantial portion of the Company’s accounts receivable are with the Colombian state oil company,

Ecopetrol. Crude oil production is sold to Ecopetrol as determined by market based prices which are denominated in U.S. dollars and adjusted for quality differentials. Typically, the Company’s maximum credit exposure is revenue from two months’ sales. The Company monitors on a continuous basis the ageing profile of its receivables.

The credit risk on cash is considered by management to be limited because the counter parties are financial institutions with high credit ratings assigned by international credit rating agencies.

The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the balance sheet. On a quarterly basis, the Company assesses if there should be any impairment of the financial assets. There are no material financial assets that the Company considers past due and there is no impairment of financial assets as at June 30, 2008.

Market risk

Foreign currency exchange risk

Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not the Company’s measurement currency. The Company is exposed to foreign exchange risk mainly with respect to its certain expenditures and expenses from various currencies primarily the Colombian pesos and Canadian dollars in relation to the U.S. dollars. However, the revenues received by the Company for the production of crude oil are primarily in U.S. dollars thereby the Company’s cash flow from commodity sales would not be materially impacted by fluctuations in foreign currency.

The Company’s management monitors the exchange rate fluctuations on a regular basis and does not use currency derivative instruments to manage the Company’s exposure to foreign currency fluctuations.

At June 30, 2008, the carrying amount of the Company’s foreign currency denominated net monetary assets was approximately $6 million and net monetary liabilities were $1.4 million. Assuming all other variables remain constant, a fluctuation of one cent in the exchange rate of the Canadian dollar to the US dollar would result in a change in income of approximately $60 thousand dollars. As well, a fluctuation of one cent in the exchange rate of the Colombian peso to the US dollar would result in a change in income of approximately $14 thousand dollars.

Liquidity Risk

Liquidity risk is the risk that Solana will not be able to meet its financial obligations as they come due.

The Company’s cash requirements and balances are projected based on forecasted operations and capital expenditures. The Company plans to meet these requirements through the mix of available funds, equity financing on a required basis, project debt financing and cash to be provided by the exercise of warrants and share options in the future. The Company also mitigates liquidity risk by maintaining an insurance program to minimize exposure to insurable losses.

Interest rate risk

Interest rate risk refers to the risk that the value of a financial instrument or cash flows associated with the instrument will fluctuate due to changes in market interest rates. The Company does not have any debt nor has it drawn on its credit facility as at June 30, 2008. The Company believes that it has no significant concentration of interest risk related to its cash equivalents as most of these are invested in financial institutions with high credit ratings.

SOLANA RESOURCES LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Financial and capital risk management  – (continued)

Capital risk

The Company considers its capital structure to include shareholder’s equity, bank debt and working capital. In order to maintain or adjust its capital structure, the Company may from time to time issue shares and adjust its capital spending to manage current and projected debt levels targeted at maximum of 30% at a given period. As at June 30, 2008, the Company has an available cash of $73.4 million to fund its current and future operations and an undrawn credit facility of $100 million.

The Company is not subject to any externally imposed capital requirements other than the covenants on its credit facility with its lender to maintain its ratio of current assets to current liabilities (working capital) at a 1.0:1.0 level. The Company is currently in compliance with all its financial covenants as at June 30, 2008.

Note 14 — Subsequent events

On July 29, 2008, Solana announced that it had entered into a definitive agreement providing for the business combination of Gran Tierra Energy Inc. (“ Gran Tierra ”) and Solana.

Under the terms of the Agreement, each Solana shareholder will receive either (i) 0.9527918 of a common shares of Gran Tierra or; (ii) 0.9527918 of a common share of a Canadian subsidiary of Gran Tierra (an “ Exchangeable Share ”) for each common share of Solana held, which represents a premium of approximately 14.1% to the 20 day weighted average trading price to July 28, 2008 of the Solana shares on the TSX Venture Exchange and Gran Tierra’s July 28, 2008 closing price on the Toronto Stock Exchange of CAD $5.73. The shares of the Canadian subsidiary of Gran Tierra: (i) will have the same voting rights, dividend entitlements and other attributes as Gran Tierra common stock; (ii) will be exchangeable, at each shareholder’s option, on a one-for-one basis, into Gran Tierra common stock; and (iii) subject to compliance with the original listing requirements of the Toronto Stock Exchange, will be listed on the Toronto Stock Exchange. The Exchangeable Shares will automatically be exchanged for Gran Tierra common shares five years from closing, and in certain other events.

The transaction will be completed as an “arrangement” pursuant to the Business Corporations Act (Alberta). Upon completion of the transaction, Solana will become an indirect wholly-owned subsidiary of Gran Tierra. The Plan of Arrangement will be accomplished on a tax-deferred basis in Canada, but may be a taxable transaction for non-Canadian holders of Solana securities. On a fully diluted basis, upon the closing of the Plan of Arrangement, Solana Securityholders will own approximately 49% of the combined company and Gran Tierra securityholders will own approximately 51% of the combined company.

The proposed transaction is subject to regulatory, stock exchange, court and shareholder approvals. Gran Tierra and Solana expect to hold shareholder meetings in November 2008. A joint proxy statement and management information circular is expected to be mailed to shareholders of the companies in October 2008. The parties have agreed to pay each other a termination fee of $21 million in certain circumstances and an expense reimbursement fee of $1.5 million in certain other circumstances.

SOLANA RESOURCES LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principles

These interim consolidated financial statements have been prepared in accordance with Canadian GAAP which, in most respects, conforms to U.S. GAAP. Any differences in accounting principles as they have been applied to the accompanying consolidated financial statements are not material except as described below. Items required for financial statement disclosure under U.S. GAAP may be different from disclosure standards under Canadian GAAP; any such differences are not reflected here.

The application of U.S. GAAP would have the following effects on net income (loss) and comprehensive income (loss) as reported:

	Six Months Ended June 30
	2008 $(000)	2007 $(000)
Net income (loss) and comprehensive income (loss) under Canadian GAAP	$27,246	$(5,935)
Adjustments
Depletion, depreciation, amortization and accretion (b)	719	641
Income (loss) before income taxes under U.S. GAAP	27,965	(5,294)
Income taxes (d)	2,877	—
Net income (loss) and comprehensive income (loss) under U.S. GAAP	$30,842	$(5,294)
Basic and diluted
Net income (loss) per share under U.S. GAAP
Basic	$0.25	$(0.06)
Diluted	$0.24	$(0.06)
Deficit
Balance, beginning of period U.S. GAAP	$(55,931)	$(47,844)
Net income (loss) – U.S. GAAP	30,842	(5,294)
Balance, end of period – U.S. GAAP	$(25,089)	$(53,138)

SOLANA RESOURCES LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principles – (continued)

The application of U.S. GAAP would have the following effect on the consolidated balance sheets as reported:

	June 30, 2008		December 31, 2007
	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP
Assets
Petroleum and natural gas properties (a),(b)	$102,930	$94,211	$81,963	$72,525
Future income taxes (d)	4,000	6,877	—	—
Shareholders’ Equity
Contributed surplus (c)	$11,547	$8,787	$11,763	$9,002
Accumulated other comprehensive income (e)	$5,792	$5,627	$5,792	$5,627
Deficit (a),(b),(c),(d)	$(22,172)	$(25,089)	$(49,418)	$(55,931)

(a)
Under Canadian GAAP, Solana performs an impairment test that limits the capitalized costs of its petroleum and natural gas assets to the discounted estimated future net revenue from proved and probable petroleum and natural gas reserves plus the cost of unproved properties less impairment, using estimated future prices and costs. The discount rate used is equal to Solana’s risk free interest rate. Under U.S. GAAP, entities using the full cost method of accounting for petroleum and natural gas activities perform an impairment test on each cost centre using discounted future net revenue from proved petroleum and natural gas reserves discounted at 10%. The prices used under the U.S. GAAP impairment test are those in effect at period end. There was no impairment under U.S. GAAP at June 30, 2008, December 31, 2007 or June 30, 2007. As at December 31, 2006, the application of the ceiling test under U.S. GAAP resulted in a write down of approximately $38.2 million, being $8.4 million greater than the write down under Canadian GAAP, of capitalized costs.

(b)	Under Canadian GAAP, proved reserves are estimated using estimated future prices and costs. These proved reserves form the basis for the depletion calculation.

Under U.S. GAAP, proved reserves used for the depletion calculation are estimated using constant prices and costs as of the date the estimate of reserves is made. In both the current and comparative periods there were differences in proved reserves under U.S. GAAP and Canadian GAAP and, as a result, the difference is created in the depletion expense. Additionally, the ceiling test write downs required under U.S. GAAP in 2005 and 2006 reduced the U.S. GAAP depletable asset base. These factors resulted in a lower depletion expense during the six months ended June 30, 2008 and 2007 by approximately $0.7 million and $0.6 million respectively.

SOLANA RESOURCES LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principles – (continued)

(c)
Under Canadian GAAP, the Company has followed the fair value method of accounting for stock-based compensation whereby compensation costs have been recognized in the financial statements for stock-options granted to employees and directors since January 1, 2004. Under U.S. GAAP, for the year ended December 31, 2006 Solana adopted SFAS 123(R) “Share Based Payments”  using the modified prospective approach. Prior to 2006, the Company used the intrinsic value method of accounting for stock options granted to employees and directors whereby no costs were recognized in the financial statements, per APB opinion No. 25 as interpreted by FASB Interpretation No. 44. SFAS 123(R) requires that the cost resulting from all share-based payment transactions be recognized as an expense in the financial statements using a fair value-based measurement method over the periods that the awards vest. Contributed surplus under US GAAP does not reflect compensation costs recognized in the Canadian GAAP financial statements prior to 2006. Starting January 1, 2006, compensation costs have been recognized under both Canadian and US GAAP.

(d)
The Canadian GAAP liability method of accounting for income taxes is similar to the U.S. GAAP SFAS 109, “Accounting for Income Taxes” , which requires the recognition of tax assets and liabilities for the expected future tax consequences of events that have been recognized in Solana’s consolidated financial statements. Pursuant to U.S. GAAP, enacted tax rates are used to calculate deferred income tax, whereas Canadian GAAP uses substantively enacted rates. There are no differences for the periods ended June 30, 2008, June 30, 2007 and December 31, 2007 relating to tax rate differences.

At June 30, 2008 the Company recognized a future income tax asset and recovery of approximately $4.0 million on the reversal of a valuation allowance. Under U.S. GAAP, as the valuation allowance exceeded the Canadian GAAP valuation allowance by approximately $2.9 million, a further recovery and increase in the future income tax asset of approximately $2.9 million was recorded to reverse such valuation allowance.

In its December 31, 2007 financial statements, Solana adopted the FASB Interpretation No. 48 “Accounting for Uncertainty for Income Taxes”  (FIN 48). FIN 48 is an interpretation of FASB Statement 109  “Accounting for Income Taxes”  and outlines the recognition and related disclosure requirements of uncertain tax positions determined to be more likely than not, defined as greater than 50%, to be sustained on audit. This adoption did not result in a U.S. GAAP difference.

(e)	The differences relate to changes in the cumulative translation adjustment from other U.S. GAAP adjustments noted above.
(f)
The following are standards and interpretations that have been issued by the Financial Accounting Standards Board (“FASB”) which are not yet in effect for the periods presented but would become U.S. GAAP when implemented: In February 2007, the FASB issued SFAS No. 159,  “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115.”  This pronouncement permits entities to use the fair value method to measure certain financial assets and liabilities by electing an irrevocable option to use the fair value method at specified election dates. After election of the option, subsequent changes in fair value would result in the recognition of unrealized gains or losses as period costs during the period the change occurred. SFAS No. 159 becomes effective as of the beginning of the first fiscal year that begins after November 15, 2007, with early adoption permitted. However, entities may not retroactively apply the provisions of SFAS No. 159 to fiscal years preceding the date of adoption. This adoption did not result in a U.S. GAAP difference.

SOLANA RESOURCES LIMITED

 REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

To the Shareholders of Solana Resources Limited:

We have audited the consolidated balance sheets of Solana Resources Limited as at December 31, 2007 and 2006 and the consolidated statements of loss, comprehensive loss and deficit and cash flows for the years ended December 31, 2007, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Solana Resources Limited as at December 31, 2007 and 2006 and the results of its operations and its cash flows for the years ended December 31, 2007, 2006 and 2005 in accordance with Canadian generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion.

On March 17, 2008 and April 25, 2007, we reported separately to the Company’s Shareholders on our audits of the Company’s consolidated financial statements as at and for the years ended December 31, 2007 and 2006, and December 31, 2006 and 2005, respectively, prepared in accordance with Canadian generally accepted accounting principles but did not include Note 20, Reconciliation of the Consolidated Financial Statements with United States Generally Accepted Accounting Principles.

/s/ Deloitte & Touche LLP

Calgary, Alberta
September 8, 2008

SOLANA RESOURCES LIMITED

 CONSOLIDATED STATEMENTS OF LOSS, COMPREHENSIVE LOSS AND DEFICIT

Expressed in US Dollars

	For the Years Ended December 31,
	2007	2006	2005
	$ (Note 2)	$ (Note 2)	$ (Note 2)
Revenue
Oil and gas revenues, net of royalties	18,294,389	9,480,911	6,760,501
Interest	1,091,321	1,531,032	714,397
	19,385,710	11,011,943	7,474,898
Expenses
Operating	3,944,131	3,123,305	1,454,204
General and administrative	5,129,153	4,602,952	2,849,913
DD&A, and impairment (Notes 7,8,9)	5,789,093	35,163,420	4,809,927
Foreign exchange loss (gain)	77,290	(2,145,686)	(203,808)
Stock-based compensation (Note 12)	13,640,012	3,029,830	1,801,780
	28,579,679	43,773,821	10,712,016
Loss before income taxes	(9,193,969)	(32,761,878)	(3,237,118)
Income tax expense (recovery) (Note 14)	89,257	(5,153,272)	213,552
Net loss and comprehensive loss	(9,283,226)	(27,608,606)	(3,450,670)
Deficit, beginning of year	(40,135,143)	(12,526,537)	(9,075,867)
Deficit, end of year	(49,418,369)	(40,135,143)	(12,526,537)
Net loss per share, basic and diluted (Note 15)	(0.09)	(0.34)	(0.05)

 The accompanying notes are an integral part of these consolidated financial statements.

SOLANA RESOURCES LIMITED

 CONSOLIDATED BALANCE SHEETS

Expressed in US Dollars

	At December 31,
	2007	2006
	$ (Note 2)	$ (Note 2)
ASSETS
Current:
Cash and cash equivalents	71,537,827	29,909,168
Cash in trust (Note 5)	—	3,274,262
Accounts receivable	7,954,162	6,297,798
Prepaid expenses	790,010	1,030,308
	80,281,999	40,511,536
Deposits (Note 6)	3,156,750	3,041,509
Petroleum and natural gas properties (Notes 4,7)	81,963,075	54,313,189
Other capital assets (Note 8)	877,051	543,080
Investment (Note 10)	362,427	206,227
	166,641,302	98,615,541
LIABILITIES
Current:
Accounts payable and accrued liabilities	9,307,557	3,404,607
Asset retirement obligations (Note 11)	1,973,938	1,556,823
	11,281,495	4,961,430
Shareholders’ Equity
Share capital and warrants (Note 12)	187,223,652	122,962,256
Contributed surplus (Note 12)	11,762,601	5,035,075
Accumulated other comprehensive income (Note 2)	5,791,923	5,791,923
Deficit	(49,418,369)	(40,135,143)
	(43,626,446)	(34,343,220)
	155,359,807	93,654,111
	166,641,302	98,615,541

Commitments and Contingencies (Notes 3, 7 and 11)

 The accompanying notes are an integral part of these consolidated financial statements.

SOLANA RESOURCES LIMITED

 CONSOLIDATED STATEMENTS OF CASH FLOWS
Expressed in US Dollars

	For the Years Ended December 31,
	2007	2006	2005
	$ (Note 2)	$ (Note 2)	$ (Note 2)
Cash provided by (used in):
Operating Activities
Net loss	(9,283,226)	(27,608,606)	(3,450,670)
Items not involving cash:
Unrealized foreign exchange (gain) loss	(19,677)	451,324	654,614
Stock-based compensation	13,640,012	3,029,830	1,801,779
Future income tax (recovery)	—	(5,354,505)	—
Depletion, depreciation, accretion and impairment	5,789,093	35,163,420	4,809,927
Changes in working capital – operating	2,767,725	1,433,474	1,638,162
	12,893,927	7,114,937	5,453,812
Financing activities
Proceeds from issuance of common shares	57,348,910	34,415,917	—
Proceeds from exercise of options	—	12,127	47,036
Proceeds from exercise of warrants	—	—	1,104,816
Repayment of demand loan	—	—	(83,192)
	57,348,910	34,428,044	1,068,660
Investing activities
Sales of capital assets	23,711	—	—
Additions to petroleum and natural gas properties	(33,289,074)	(25,534,161)	(27,807,764)
Additions to other capital assets	(507,586)	(104,098)	(366,314)
Deposits	(115,241)	(1,198,120)	(1,774,184)
Investment	(156,200)	(203,987)	(2,156)
Changes in working capital – investing	2,136,274	(2,072,574)	(2,233,933)
	(31,908,116)	(29,112,940)	(32,184,351)
Foreign exchange gain (loss) on cash held in foreign currency	19,676	(300,000)	270,000
Net increase in cash and cash equivalents	38,354,397	12,130,041	(25,391,879)
Cash and cash equivalents, beginning of year	33,183,430	21,053,389	46,445,268
Cash and cash equivalents, end of year	71,537,827	33,183,430	21,053,389
Represented by:
Cash	2,680,319	6,696,624	1,758,212
Short term deposits	68,857,508	23,212,544	18,902,481
	71,537,827	29,909,168	20,660,693
Cash in trust	—	3,274,262	392,696
	71,537,827	33,183,430	21,053,389

 The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 1 — Significant Accounting Policies

a. Basis of Presentation

The consolidated financial statements include the accounts of Solana Resources Limited (“Solana”) and its wholly-owned subsidiaries, Solana Petroleum Exploration (Colombia) Limited (“ Solana Colombia ”), Breakaway Energy Inc. (“ Breakaway ”) and Bayford Investments Limited (“ Bayford ”).

b. Petroleum and Natural Gas Operations

Solana follows the full cost method of accounting for petroleum and natural gas operations, whereby all costs of exploring for and developing petroleum and natural gas reserves are capitalized in country-by-country cost centres. Such costs include land acquisition costs, geological and geophysical costs, carrying charges on non-producing properties, costs of drilling both productive and non-productive wells, interest costs on major development projects and overhead charges directly related to acquisition, exploration and development activities.

The costs (including exploratory dry holes) in cost centres from which there has been no commercial production are not subject to depletion until commercial production commences. The capitalized costs are assessed to determine whether it is likely such costs will be recovered in the future. To the extent there are costs which are not likely to be recovered in the future, they are written-off.

The costs in cost centres from which there is production, together with the cost of production equipment, are depleted and depreciated on the unit-of-production method, based on the estimated proved reserves after royalties. Petroleum and natural gas reserves and production are converted into equivalent units, based upon estimated relative energy content (i.e. based on six thousand cubit feet of natural gas to one barrel of crude oil). Costs of acquiring and evaluating significant unproved properties are excluded from the depletion calculations. These unproved properties are assessed to determine whether impairment has occurred. When proved reserves are assigned or the carrying value of the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion.

Petroleum and natural gas properties are subject to a ceiling test in each reporting period to determine that the costs are not impaired and do not exceed the fair value of the properties. The costs are assessed to be not impaired if the sum of the undiscounted cash flows expected from the production of proved reserves plus the cost of unproved properties, net of impairment, exceed the net total carrying value of the petroleum and natural gas properties. If the carrying value of the petroleum and natural gas properties is determined to be impaired, an impairment loss is recognized to the extent that the carrying value exceeds an estimated fair value. The fair value estimate is normally based on the sum of the discounted cash flows expected from the production of proved and probable reserves plus the cost of unproved properties, net of impairment allowances. The cash flows are estimated using forecast product prices and costs and are discounted using a risk-free interest rate.

Proceeds from the sale of petroleum and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would alter the depletion rate by more than 20%.

c. Asset Retirement Obligations

The fair value of obligations associated with the retirement, removal and site restoration of tangible long-lived assets are recorded in the period the asset is put into use, with a corresponding increase to the carrying amount of the related asset. The obligations recognized are estimates of statutory, contractual or legal obligations that Solana will reasonably be expected to incur and then discounted to their present value using Solana’s adjusted risk-free interest rate. The liability is accreted over time for changes in the fair value of the liability through charges to accretion which are included in depletion, depreciation and accretion expense. The costs capitalized to the related assets are amortized to earnings in a manner consistent with the depletion and depreciation of the underlying asset. Actual costs incurred upon settlement of the retirement obligation are charged against the obligation to the extent of the liability recorded.

d. Joint Ventures

Substantially all of Solana’s exploration, development and production activities are conducted jointly with others and accordingly, these consolidated statements reflect only Solana’s proportionate interest in such activities.

e. Revenue Recognition

Revenues associated with the sale of Solana’s natural gas, natural gas liquids and crude oil are recognized when title passes to the customer.

f. Other Capital Assets

Office furniture, equipment and vehicles are recorded at cost. Depreciation is calculated using the straight-line method based on the estimated useful life of the assets. The annual depreciation rates used for office furniture, equipment and vehicles are 10%, 10% and 30% respectively.

Leasehold improvements are recorded at cost. Amortization is calculated based on the lesser of the term of the lease or their useful lives.

g. Foreign Currency

All operations are considered financially and operationally integrated. Results of operations of foreign subsidiaries are translated using average exchange rates for revenues and expenses, except depletion, depreciation and accretion which are translated at the rates of exchange applicable to the related assets. Monetary items denominated in foreign currencies are translated at exchange rates in effect at the balance sheet date and non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred. Foreign exchange gains and losses are recorded in the statements of loss and deficit.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 1 — Significant Accounting Policies  – (continued)

h. Stock-Based Compensation

Solana follows the fair value method of accounting for stock options and performance warrants. Stock-based compensation expense is calculated as the estimated fair value using the Black-Scholes option-pricing model and is recorded and reflected as stock-based compensation expense over the vesting period with a corresponding amount reflected in contributed surplus. When options and performance warrants are exercised, the associated amounts previously recorded as contributed surplus are reclassified to share capital.

i. Income Taxes

Solana follows the liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are measured based upon temporary differences between the carrying values of assets and liabilities and their tax basis. Future income tax assets are only recognized to the extent it is more likely than not that sufficient future taxable income will be available to allow the future income tax asset to be realized.

j. Cash and Cash Equivalents

Cash and cash equivalents includes short-term investments in money market instruments with an initial maturity from date of acquisition of 90 days or less.

k. Measurement Uncertainty

The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles. Management makes estimates and assumptions that affect the reported amounts of assets, including petroleum and natural gas properties, and liabilities, including asset retirement obligations, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and revenues and expenses, including depletion, depreciation and accretion, and impairment, during the reporting period. By their nature, these estimates are subject to measurement uncertainty, in particular the amounts recorded based on estimates of reserves and future costs and actual results could differ materially from estimated amounts.

l. Earnings per Share

The basic earnings per share is determined using the weighted average number of shares outstanding during the year. Solana computes diluted earnings per share in the same manner as basic, except that the weighted average number of diluted common shares is used as the denominator. Solana uses the treasury method in computing the weighted average of diluted common shares outstanding. This method assumes that the proceeds on exercise of in-the-money stock options and warrants are used to repurchase Solana’s common shares at the average market price during the relevant period.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 2 — Changes in Accounting Policies

Effective January 1, 2007, Solana adopted the new Canadian Institute of Chartered Accountants (“CICA”) standards related to Section 1530, “Comprehensive Income,” Section 3855, “Financial Instruments  — Recognition and Measurement,” Section 3861, “Financial Instruments — Disclosure and Presentation” and Section 3865, “Hedges.” As required by the standards Solana has adopted these standards retrospectively without restatement.

Section 1530 of the CICA Handbook describes how to report and disclose comprehensive income and its components. Comprehensive income is the change in a company’s net assets during a period from transactions and other events and circumstances from non-owner sources. Other than net earnings, it includes items that would not normally be included in net earnings. Upon adoption of Section 1530, amounts previously recognized on the balance sheet as cumulative translation adjustment have been reclassified as accumulated other comprehensive income.

Upon adoption of Section 3855, all financial instruments were classified into one of the following five categories: held-for-trading, loans and receivables, held-to-maturity investments, available-for-sale financial assets or other based on their initial classification. Held-for-trading financial assets are measured at fair value with changes in fair value recorded in other comprehensive income until the instrument is derecognized or impaired. All derivative instruments are recorded in the balance sheet at fair value unless they qualify for the normal sale and normal purchase exemption. All changes in their fair value are recorded in net income unless Solana applies cash flow hedge accounting in which case the changes in fair value is mostly recorded in other comprehensive income. The other categories of financial instruments are recognized at amortized cost using the effective interest method.

Upon adoption of these standards, Solana classified its cash and cash equivalents, and cash in trust as held-for-trading, items measured at fair value which equals the carrying value. Accounts receivable and deposits are classified as loans and receivables, which are measured at amortized cost. Investment has been classified as available-for-sale, which is measured at cost as the fair value is not readily available. Accounts payable are classified as other financial liabilities, which are measured at amortized cost.

Transaction costs related to financial assets and financial liabilities that are not classified as held-for-trading, are expensed using the effective interest rate method and are recorded within interest expense whereas transaction costs related to items designated as held for trading are charged to net earnings.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 2 — Changes in Accounting Policies  – (continued)

Section 3865 of the CICA Handbook describes when and how hedge accounting can be used. Hedging is an activity that may be used by a company to change an exposure to one or more risks by creating an offset between changes in the cash flows attributable to a hedge item or changes resulting from a risk exposure relating to a hedge item and a hedging item. Hedge accounting allows gains, losses, revenues and expenses from the derivative and the item it hedges to be recorded in the statement of loss in the same period. Solana monitors and when appropriate, may use derivative financial instruments to manage exposure to fluctuations in oil and natural gas prices. Solana currently does not utilize hedges or other derivative financial instruments in its operations; as a result the adoption of Section 3865 currently has no material impact on the consolidated financial statements of Solana.

All prior periods have been recast to reflect Solana’s financial statements as if they had been historically reported in United States dollars and this resulted in an accumulated other comprehensive income of $5,791,923.

Solana also adopted Section 3251, “Equity”, and Section 1506, “Accounting Changes”. Section 3251 replaces Section 3250, “Surplus,” and describes standards for the presentation of equity and changes on equity for that reporting period as a result of the application of Section 1530, “Comprehensive Income.” The only impact of Section 1506, “Accounting Changes,” is to provide disclosure of when an entity has not applied a new source of GAAP that has been issued but is not yet effective. This is the case with Section 3862, “Financial Instruments — Disclosures” and 3863 “Financial Instruments — Presentation” which are required to be adopted for fiscal years beginning on or after October 1, 2007. Solana will adopt these standards on January 1, 2008 and it is expected that the only effect on Solana will be additional disclosures regarding the significance of financial instruments for the entity’s financial position and performance; and the nature, extent and management of risk arising from financial instruments to which the entity is exposed.

Section 1535, “Capital Disclosures” is effective for annual periods beginning on or after October 1, 2007 and establishes standards for disclosing information about Solana’s capital and how it is managed. It requires disclosures of Solana’s objectives, policies and processes for managing capital, the quantitative data about what Solana regards as capital, whether Solana has complied with any capital requirements and if it has not complied, the consequences of such non-compliance. Solana is currently evaluating the impact of the adoption of this section on the consolidated financial statements.

The adoption of the above new standards had no impact on Solana’s retained earnings as at January 1, 2007.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Foreign Currency

In addition, on October 1, 2006, Solana changed its reporting currency from Canadian dollars (CDN$) to United States dollars ($) as this currency is more appropriate for Solana’s investors and other users of the financial statements. In making the change, Solana has followed recommendations of the Emerging Issues Committee (“ EIC ”) of the Canadian Institute of Chartered Accountants (“ CICA ”), set out in EIC-130, “Translation Method When The Reporting Currency Differs From the Measurement Currency or There is a Change in The Reporting Currency”. Financial statements for all periods presented have been translated from Canadian dollars into United States dollars using the current rate method, based on EIC-130 recommendations. Using this method, all consolidated assets and liabilities have been translated using the exchange rate at the balance sheet dates, while shareholders’ equity has been translated using the historical rates of exchange in effect on the dates of the corresponding transactions. The Consolidated Statements of Loss and Deficit have been translated using the prevailing average exchange rate for the period, except for equity transactions which have been translated using the historical rates of exchange in effect at the dates of the corresponding transactions. Any resulting exchange rate differences due to this translation are included in the shareholders’ equity as cumulative translation adjustment. All comparative financial information being presented has been restated to reflect Solana’s financial statements as if they have been historically reported in United States dollars and this resulted in a cumulative translation adjustment and corresponding increase in Petroleum and Natural Gas properties of $5,791,923.

Note 3 — Acquisition of Breakaway Energy Inc.

On October 4, 2006 and pursuant to a share purchase agreement, Solana acquired all of the issued and outstanding shares of Breakaway Energy Inc. (“ Breakaway ”) in exchange for the issuance of 10 million Solana shares and 10 million performance warrants. Of the 10 million Solana shares, two thirds are issued subject to a voluntary escrow agreement and will be released as to one half on each of October 2, 2007 and 2008, respectively. The 10 million performance warrants are also subject to a voluntary escrow agreement and will be released as to one-half on each of October 2, 2007 and 2008, respectively, or earlier if the weighted average share price exceeds CDN$2.75 per share for a 45 consecutive day period. The performance warrants have a term of 42 months, an exercise price of CDN$2.00 per share, and are exercisable only if Solana’s weighted average share price exceeds CDN$2.75 per share for a 45 consecutive day period. Subsequent to 2007 year end, all of the 10 million Solana shares and performance warrants have fully vested as discussed below.

Both the escrowed shares and the performance warrants are subject to certain vesting provisions over the 24 month period following completion of the Breakaway acquisition, including immediate vesting in the event of a change of control or in the event that Solana’s weighted average share price exceeds CDN$2.75 per share for a 45 consecutive day period.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Solana executed two year employment agreements with two former Breakaway principals at a salary of CDN$250,000 per annum per person. These two employees also were each granted 200,000 stock options pursuant to Solana’s stock option plan exercisable at a price of CDN$1.15 per share until October 4, 2011, with one half of the options vesting on October 4, 2007 and the remaining options vesting on October 4, 2008.

The Breakaway acquisition terms were approved by Solana’s Board of Directors as being in the best interest of Solana taking into account, among other issues, the need to attract, retain and reward top quality management. The purchase price of CDN$10,782,500 (10 million Solana shares valued at CDN$10,782,500, equivalent to US dollars $9,553,295) was allocated to the fair value of net working capital acquired of CDN$78,930. No value was initially ascribed to the performance warrants as the likelihood of achieving the performance was considered remote at that time.

The shares held in escrow are presented as having been issued but there is a reduction to the value of such share capital to the extent that the related compensation expense has not been earned by the employees. Solana recognizes stock-based compensation expense and increases share capital by the same amount each period until the shares fully vest.

Subsequent to year end, the weighted average share price for a 45 day period exceeded $2.75 and thus the shares and performance warrants were released from escrow and considered fully vested at that time. As a result, the 2007 financial statements reflect the vesting of the shares and performance warrants by way of recognition of increased stock compensation expense over the accelerated vesting period of 17 months. The remaining fair value of the shares and performance warrants will be expensed in 2008 until the date that the shares and performance warrants vested. Solana recognized $5,724,064 (2006 — $Nil) of stock compensation expense relating to the performance warrants in 2007 and $6,912,486 (2006 — $1,516,892) related to the escrowed shares in 2007.

Note 4 — Asset Disposition

Pursuant to a strategic review of Solana’s asset portfolio, on February 8, 2007 but having effect from December 1, 2006, Solana signed an agreement disposing 100% of its rights and obligations under an Exploration Participation Agreement (the EPA) with Ramshorn International Limited (“ Ramshorn ”) to Ramshorn. With this agreement, Ramshorn reacquired 100% of five Colombian oil and gas exploration prospects, specifically; Guayabillas, Puma, Guariquies, Alamo and Zeus.

Note 5 — Cash in Trust

Cash in trust in the amount of $3,274,262 as of December 31, 2006 mainly comprised the escrow account established to satisfy Solana’s share of Guariquies prospect costs. Pursuant to the terms of the agreement signed with Ramshorn (Note 4) the outstanding balance was refunded to Solana in 2007.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)
Note 6 — Deposits

Solana has funds on deposit at the totaling of $3,156,750 as of December 31, 2007 and $3,041,509 as of December 31, 2006, relating to 10% of work commitments on acquired Agencia Nacional de Hydrocarburos (“ ANH ”) acreage. These funds will be returned to Solana on completion of the work commitments (Note 7) on the Guachiría Norte, Guachiría Sur, Garibay, Catguas Blocks, Colonia and San Pablo blocks.

Note 7 — Petroleum and Natural Gas Properties

December 31, 2007

	Cost	Cumulative DD&A and Impairment	Net Book Value
	$	$	$
Oil and gas properties	126,298,776	46,918,526	79,380,250
Inventory	2,582,825	—	2,582,825
	128,881,601	46,918,526	81,963,075

December 31, 2006
	Cost	Cumulative DD&A and Impairment	Net Book Value
	$	$	$
Oil and gas properties	94,176,680	41,279,337	52,897,343
Inventory	1,415,846	—	1,415,846
	95,592,526	41,279,337	54,313,189

Inventories, including pipe, drilling materials and supplies are classified as capital assets as they will be used in future oil and gas activities. These amounts are not depreciated, as they have yet to be used.

Unevaluated properties, inventory and undeveloped lands amounting to $26,712,319 are excluded from depletion and depreciation (2006 — $25,497,601, 2005 — $44,794,709).

At December 31, 2006, an impairment test calculation indicated that the property carrying amounts exceeded the discounted future net cash flows associated with the proved and probable reserves, resulting in recognition of a $29,822,544 impairment adjustment. This impairment was mainly a consequence of the asset disposition and termination of the Exploration Participation Agreement with Ramshorn (Note 4). Solana performed a ceiling test at December 31, 2005 and 2007 resulting in no requirement for impairment adjustments. The benchmark West Texas Intermediate Crude Oil prices used in the 2007 impairment calculation are:

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 7 — Petroleum and Natural Gas Properties  – (continued)

Year	$/Barrel
2008	90.00
2009	86.52
2010	84.87
2011	83.32
2012	82.78
2013	82.19
2014	81.53
2015	81.99
2016	83.63
2017	85.30
Escalated thereafter	2%/year

Block and Acreage Commitments

Solana has minimum exploration commitments of $47,239,700 to be met during 2008.

Note 8 — Other Capital Assets

December 31, 2007

	Cost	Cumulative Amortization and Depreciation	Net Book Value
	$	$	$
Office furniture, equipment and vehicles	916,380	299,121	617,259
Leasehold improvements	344,678	84,886	259,792
	1,261,058	384,007	877,051

December 31, 2006
	Cost	Cumulative Amortization and Depreciation	Net Book Value
	$	$	$
Office furniture, equipment and vehicles	513,944	157,360	356,584
Leasehold improvements	263,239	76,743	186,496
	777,183	234,103	543,080

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 9 — Cumulative DD&A, and Impairment

Cumulative DD&A (depletion, depreciation and accretion), and impairment balance as follows:

	December 31, 2006	Additions	December 31, 2007
	$	$	$
PNG properties — DD&A	11,456,793	5,639,189	17,095,982
Other Assets — Amortization and depreciation	234,103	149,904	384,007
Impairment of PNG properties	29,822,544	—	29,822,544
	41,513,440	5,789,093	47,302,533

	December 31, 2005	Additions	December 31, 2006
	$	$	$
PNG properties – DD&A	5,935,816	5,520,977	11,456,793
Other Assets – Amortization and depreciation	120,191	113,912	234,103
Impairment of PNG properties	—	29,822,544	29,822,544
	6,056,007	36,639,880	47,302,533

	December 31, 2004	Additions	December 31, 2005
	$	$	$
PNG properties – DD&A	1,229,768	4,706,048	5,935,816
Other Assets – Amortization and depreciation	16,312	103,879	120,191
	1,246,080	4,809,927	6,056,007

Note 10 — Investment

Solana has invested $362,427 (2006 — $206,227).in the Colombian Hydrocarbon Investment Fund (“ Fund ”), and expects to invest a maximum amount of US $500,000. The Fund is managed by a U.S. based fund manager, who specializes in South American natural resource sector investments.

Note 11 — Asset Retirement Obligations

Solana has an obligation to plug and abandon its petroleum and natural gas wells at the end of their useful lives. The present value of this obligation has been projected using estimates of the future costs and the timing of abandonment. At December 31, 2007, Solana estimated the present value of its asset retirement obligations to be $1,973,938 based on a future liability of $2,204,081 (2006 — $1,556,823 and $2,007,878 respectively). These costs are expected to be incurred in the next seven years when wells will be abandoned. A credit-adjusted risk-free discount rate of 10% and an inflation rate of 2.5% were used to calculate the present value.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

	2007	2006
	$	$

Balance, January 1	1,556,823	536,547
Obligations incurred during the year	282,566	979,844
Accretion	134,549	40,432
Balance, December 31	1,973,938	1,556,823

Note 12 — Share Capital

Authorized share capital consists of an unlimited number of common shares.

	Number	Amount
		$
Common shares:
Balance, December 31, 2005	64,736,792	87,017,320
Exercise of stock options	140,000	12,127
Private placement of common shares, net of issuance costs	21,000,000	34,415,917
Shares issued in escrow – Breakaway (Note 3)	10,000,000	9,553,295
Shares in escrow to be earned (Note 3)		(8,036,403)
Balance, December 31, 2006	95,876,792	122,962,256
Private placement of common shares, net of issuance costs	27,300,000	57,348,910
Shares issued in escrow – earned in period (Note 3)		6,912,486
Balance, December 31, 2007	123,176,792	187,223,652
Contributed surplus:
Balance, December 31,2005		3,522,137
Stock-based compensation expense – stock options		1,512,938
Balance, December 31,2006		5,035,075
Stock-based compensation expense – stock options		1,003,462
Warrants issued in escrow – earned in period (Note 3)		5,724,064
Balance, December 31, 2007		11,762,601

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Solana has granted options to purchase common shares to directors, officers, employees and consultants. Each option permits the holder to purchase one common share of Solana at the stated exercise price. Options granted vest over two or three years commencing on the first anniversary date of the grant and are exercisable on a cumulative basis over five years. In accordance with Solana’s stock option plan, these options have an exercise price equal to the market price at the date of grant. At December 31, 2007, 4,625,000 options were outstanding under the stock option plan (December 31, 2006 — 4,350,000). At December 31, 2007, 7,692,679 common shares were reserved for issuance under the stock option plan.

	December 31, 2007		December 31, 2006
	Number of Shares	Weighted Average Price	Number of Shares	Weighted Average Price
		(CDN$ per Share)		(CDN$ per Share)
Outstanding, beginning year	4,350,000	1.64	4,015,000	2.01
Granted, during the year	1,965,000	2.14	1,655,000	1.25
Exercised during the year	—	—	(140,000)	0.10
Expired or cancelled during the year	(1,690,000)	1.92	(1,180,000)	—
Outstanding, end of year	4,625,000	1.75	4,350,000	1.64
Exercisable, end of year	1,873,333	1.55	1,923,333	1.90

December 31, 2007

Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Number of Options Exercisable	Exercise Price
2.75	350,000	1.92	350,000	2.75
2.72	200,000	2.90	200,000	2.72
2.50	75,000	4.82	—	—
2.25	1,665,000	4.96	—	—
2.11	30,000	3.28	10,000	2.11
1.70	25,000	4.63	—	—
1.67	400,000	2.67	266,667	1.67
1.19	200,000	4.22	—	—
1.15	1,200,000	3.92	566,666	1.15
0.60	480,000	0.93	480,000	0.60
1.75	4,625,000	3.67	1,873,333	1.55

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 12 — Share Capital  – (continued)

Stock-based compensation expense of $1,003,462 (2006 — $1,512,938, 2005 — $1,801,780) related to options has been recognized in accordance with the fair value method with a corresponding credit to contributed surplus. Additional stock based compensation expense of $6,912,486 (2006 — $1,516,892) related with Breakaway acquisition shares and $5,724,064 (2006 — Nil) related to Breakaway performance warrants was recognized (Note 19).

Solana estimates the fair value of stock options and warrants granted using the Black-Scholes option pricing model with the following assumptions:

	December 31
	2007	2006	2005
Risk-free interest rate (%)	3.87	4.25	3.81
Expected life (years)	5	5	5
Volatility in the price of common shares (%)	103.1	96.5	104
Dividends per common share (CDN$ per share)	—	—	—

The resultant weighted average fair value per option amounts to CDN$1.55 (2006 — CDN$0.88, 2005 — CDN$1.65) and warrants fair value was CDN$0.73 (2006 and 2005 — Nil).

Note 13 — Related Party Transactions

For the year ended December 31, 2007 management fees of $56,076 (2006 — $52,907, 2005 — $79,294) were paid to a company controlled by a director of Solana and are included in general and administrative expenses.

These fees are for services rendered in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. There are no receivable or payable balances with related parties at December 31, 2006 or 2007.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 14 — Income Taxes

The provision for income taxes differs from the amounts that would be computed by applying the combined income tax rates to the pre tax loss due to the following:

	2007	2006	2005
	$	$	$
Statutory tax rate	36.3%	38%	38%
Loss before tax	(9,193,969)	(32,761,878)	(3,237,118)
	(3,337,411)	(12,449,514)	(1,230,105)
Non-deductible stock-based compensation	4,951,324	1,150,000	690,000
Unrecognized income tax (expense) benefit	(1,613,913)	5,945,009	540,105
Recovery of future income taxes	—	5,354,505	—
Current Income taxes	89,257	201,233	213,552
	89,257	(5,153,272)	213,552

The approximate tax effect of each type of temporary difference that gives rise to Solana’s future tax assets and liabilities are as follows:
	2007	2006	2005
	$	$	$
Property plant and equipment	4,700,000	4,300,000	(5,110,000)
Asset retirement obligation	630,000	510,000	110,000
Non-capital losses carried forward	3,200,000	3,300,000	990,000
Share issue costs	1,000,000	1,000,000	1,160,000
Less valuation allowance	(9,530,000)	(9,110,000)	(2,381,970)
Future income tax liability	—	—	(5,231,970)

Subject to confirmation from taxation authorities, Solana has approximately CDN$10.2 million of Canadian non-capital loss carry forwards which expire between 2008 and 2027, and Colombian tax losses totaling Col.$78 billion ($38.6 million) which are available to be carried forward. The consolidated financial statements do not reflect the potential tax benefit of these losses, as they do not meet the more likely than not criteria.

Current income taxes are based on presumptive income calculated as a percentage of Colombian equity levels and can be recovered against future income taxes for up to five years.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 15 — Net Loss Per Share

Basic net loss per share is calculated using the weighted average number of shares outstanding during the year ended December 31, 2007 which is 98,569,395 (2006 — 82,067,532, 2005 — 64,602,423). The impact of options and performance warrants was not included in the calculation of the net loss per share as this would be anti-dilutive.

Note 16 — Segmented Information

Solana’s oil and gas activities are conducted exclusively in Colombia.

2007	Canada	Colombia	Total
	$	$	$
Oil and gas revenues, net of royalties	—	18,294,389	18,294,389
Interest	906,747	184,574	1,091,321
	906,747	18,478,963	19,385,710
Operating expenses	—	3,944,131	3,944,131
General and administrative expenses	2,418,500	2,710,653	5,129,153
Depletion, depreciation and accretion	12,989	5,776,104	5,789,093
Foreign exchange loss (gain)	9,257	68,033	77,290
Stock-based compensation	13,640,012	—	13,640,012
	16,080,758	12,498,921	28,579,679
Loss before income taxes	(15,174,011)	5,980,042	(9,193,969)
Income tax expense	—	(89,257)	(89,257)
Net income (loss)	(15,174,011)	5,890,785	(9,283,226)
Total assets	83,157,756	83,483,546	166,641,302
Capital expenditures	—	33,289,074	33,289,074

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 16 — Segmented Information  – (continued)

2006	Canada	Colombia	Total
	$	$	$
Oil and gas revenues, net of royalties	—	9,480,911	9,480,911
Interest	1,313,081	217,951	1,531,032
	1,313,081	9,698,862	11,011,943
Operating expenses	—	3,123,305	3,123,305
General and administrative expenses	1,381,348	3,221,604	4,602,952
Depletion, depreciation and accretion	48,232	5,292,644	5,340,876
Impairment	—	29,822,544	29,822,544
Foreign exchange gain	(715,622)	(1,430,064)	(2,145,686)
Stock-based compensation	3,029,830	—	3,029,830
	3,743,788	40,030,033	43,773,821
Loss before income taxes	(2,430,707)	(30,331,171)	(32,761,878)
Income tax recovery	—	5,153,272	5,153,272
Net income (loss)	(2,430,707)	(25,177,899)	(27,608,606)
Total assets	29,236,403	77,379,138	98,615,541
Capital expenditures	24,224	25,509,937	25,534,161

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 16 — Segmented Information  – (continued)

2005	Canada	Colombia	Total
	$	$	$
Oil and gas revenues, net of royalties	—	6,760,501	6,760,501
Interest and other	607,880	106,517	714,397
	607,880	6,867,018	7,474,898
Operating expenses	—	1,454,204	1,454,204
General and administrative expenses	1,423,532	1,426,381	2,849,913
Depletion, depreciation and accretion	6,734	4,803,193	4,809,927
Foreign exchange loss (gain)	1,012,940	(1,216,747)	(203,808)
Stock-based compensation	1,801,779	—	1,801,780
	4,244,985	6,467,031	10,712,016
(Loss) income before taxes	(3,637,105)	399,987	(3,237,118)
Income tax expense	—	(213,552)	(213,552)
Net loss	(3,637,105)	186,435	(3,450,670)
Total assets	25,172,416	70,724,679	95,897,095
Capital expenditures	24,432	28,149,646	28,174,078

Note 17 — Financial Instruments

a. Foreign Currency Exchange Risk

Solana is exposed to foreign currency fluctuations as it holds Canadian Dollars, United States Dollars and Colombian Pesos in cash and short-term investments. There are no exchange rate contracts in place.

b. Fair Values of Financial Instruments

The fair value of Solana’s financial instruments, including cash and cash equivalents, cash in trust, accounts receivable, and accounts payable approximate their carrying values due to their short maturity terms. The fair value of deposits is not significantly different than its carrying value.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 17 — Financial Instruments – (continued)

c. Credit Risk

The majority of the accounts receivable are in respect of oil and gas operations. Solana generally extends unsecured credit to its customers and therefore the collection of accounts receivable may be affected by changes in economic or other conditions. Management believes the risk is mitigated by the size and reputation of the companies to which they extend credit. Solana has not experienced any material credit loss in the collection of accounts receivable to date.

d. Commodity Price Risk

Due to the volatility of commodity prices Solana is potentially exposed to adverse consequences of declining prices. Solana may enter into oil and natural gas contracts in order to protect its cash flow on future sales from the potential adverse impact of declining prices. These contracts would reduce the fluctuation in sales revenue by locking in prices with respect to future deliveries of oil and natural gas. As at December 31, 2007 and 2006, Solana had not entered into any such contracts.

Note 18 — Credit Facility

On December 20, 2007, Solana, through its wholly owned subsidiary, Solana Colombia, secured a $100 million senior first lien three year revolving secured credit facility with BNP Paribas Bank. The initial amount available for drawdown under the facility is $26 million and amounts drawn down bear an interest rate that varies with Solana’s net production ranging from 2.375% to 3.125% over LIBOR. The facility is secured by Solana’s Colombian oil and gas reserves and the amount available for drawdown will be adjusted pursuant to the lender’s review of semi-annual reserve reports. During the year ended December 31, 2007, Solana did not draw on this credit facility.

Note 19 — Subsequent Event

Solana’s shares traded at a weighted average price that exceeded CDN$2.75 per share for a 45 consecutive day period subsequent to the 2007 year-end. Thus, on February 5, 2008, all the remaining securities that were held in escrow (Note 3), were released in accordance with the voluntary share escrow agreement.

Note 20 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principals

These consolidated financial statements have been prepared in accordance with Canadian GAAP which, in most respects, conforms to U.S. GAAP. Any differences in accounting principles as they have been applied to the accompanying consolidated financial statements are not material except as described below. Items required for financial disclosure under U.S. GAAP may be different from disclosure standards under Canadian GAAP; any such differences are not reflected here.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

The application of U.S. GAAP would have the following effects on net loss as reported:

	Ended December 31
	2007	2006
	$(000)	$(000)
Net loss under Canadian GAAP	$(9,283)	$(27,609)
Adjustments
Write-down of property, plant and equipment (a)	—	(8,373)
Depletion, depreciation, amortization and accretion (b)	1,196	458
Net loss under U.S. GAAP	$(8,087)	$(35,524)
Net change in cumulative translation adjustment (e)	—	(376)
Comprehensive loss	$(8,087)	$(35,900)
Basic and diluted
Net loss per share under U.S. GAAP	$(0.08)	$(0.43)
Accumulated other comprehensive income (loss)
Balance, beginning of year – U.S. GAAP	$5,627	$6,003
Other comprehensive income (e)	—	(376)
Balance, end of year – U.S. GAAP	$5,627	$5,627
Deficit
Balance, beginning of year – U.S. GAAP	$47,844	$12,320
Net loss – U.S. GAAP	8,087	35,524
Balance, end of year – U.S. GAAP	$55,931	$47,844

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 20 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principals  – (continued)

The application of U.S. GAAP would have the following effect on the consolidated balance sheets as reported:

	December 31, 2007		December 31, 2006
	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP
	$(000)	$(000)	$(000)	$(000)
Assets
Petroleum and natural gas properties (a),(b)	$81,963	$72,525	$54,313	$43,680
Shareholders’ Equity
Share capital	$187,224	$187,224	$122,962	$122,962
Contributed surplus(c)	$11,763	$9,002	$5,035	$2,275
Accumulated other comprehensive income (e)	$5,792	$5,627	$5,627	$5,627
Deficit(a),(b),(c)	$(49,418)	$(55,931)	$(40,135)	$(47,844)

(a)
Under Canadian GAAP, Solana performs an impairment test that limits the capitalized costs of its petroleum and natural gas assets to the discounted estimated future net revenue from proved and probable petroleum and natural gas reserves plus the cost of unproved properties less impairment, using estimated future prices and costs. The discount rate used is equal to Solana’s risk free interest rate. Under U.S. GAAP, entities using the full cost method of accounting for petroleum and natural gas activities perform an impairment test on each cost centre using discounted future net revenue from proved petroleum and natural gas reserves discounted at 10%. The prices used under the U.S. GAAP impairment test are those in effect at year end. There was no impairment under U.S. GAAP at December 31, 2007. As at December 31, 2006, the application of the ceiling test under U.S. GAAP resulted in a write down of approximately $38.2 million, being $8.4 million greater than the write down under Canadian GAAP, of capitalized costs.

(b)	Under Canadian GAAP, proved reserves are estimated using estimated future prices and costs. These proved reserves form the basis for the depletion calculation.

Under U.S. GAAP, proved reserves used for the depletion calculation are estimated using constant prices and costs as of the date the estimate of reserves is made. In both the current and comparative year there were differences in proved reserves under U.S. GAAP and Canadian GAAP and as a result the difference is realized in the depletion expense. Additionally, the ceiling test write downs required under U.S. GAAP in 2005 and 2006 reduced the U.S. GAAP depletable asset base which resulted in a lower depletion expense in 2006 and 2007 by approximately $0.5 million and $1.2 million respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 20 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principals  – (continued)

(c)
Under Canadian GAAP, the Company has followed the fair value method of accounting for stock-based compensation whereby compensation costs have been recognized in the financial statements for stock-options granted to employees and directors since January 1, 2004. Under U.S. GAAP, for the year ended December 31, 2006 Solana adopted SFAS 123(R) “ Share Based Payments”  using the modified prospective approach. Prior to 2006, the Company used the intrinsic value method of accounting for stock options granted to employees and directors whereby no costs were recognized in the financial statements, per APB opinion No. 25 as interpreted by FASB Interpretation No. 44. SFAS 123(R) requires that the cost resulting from all share-based payment transactions be recognized as an expense in the financial statements using a fair value-based measurement method over the periods that the awards vest. Contributed surplus under U.S. GAAP does not reflect compensation costs recognized in the Canadian GAAP financial statements prior to 2006. Starting January 1, 2006, compensation costs have been recognized under both Canadian and U.S. GAAP.

(d)
The Canadian GAAP liability method of accounting for income taxes is similar to the U.S. GAAP SFAS 109, “ Accounting for Income Taxes ”, which requires the recognition of tax assets and liabilities for the expected future tax consequences of events that have been recognized in Solana’s consolidated financial statements. Pursuant to U.S. GAAP, enacted tax rates are used to calculate deferred income tax, whereas Canadian GAAP uses substantively enacted rates. There are no differences for the years ended December 31, 2007 and December 31, 2006 relating to tax rate differences.

In its December 31, 2007 financial statements, Solana adopted the FASB Interpretation No. 48 “Accounting for Uncertainty for Income Taxes”  (FIN 48). FIN 48 is an interpretation of FASB Statement 109  “Accounting for Income Taxes”  and outlines the recognition and related disclosure requirements of uncertain tax positions determined to be more likely than not, defined as greater than 50%, to be sustained on audit. This adoption did not result in a U.S. GAAP difference.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
 (Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 20 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principals  – (continued)

(e)
With the adoption of the new accounting standards for financial instruments under Canadian GAAP effective January 1, 2007, the cumulative translation adjustment generated upon translating the financial statements of Solana’s foreign operations denominated in a foreign currency previously recognized as a separate component of equity is now recognized in comprehensive income consistent with the treatment under U.S. GAAP.

(f)
The following are standards and interpretations that have been issued by the Financial Accounting Standards Board (“ FASB ”) which are not yet in effect for the periods presented but would become U.S. GAAP when implemented: In September 2006, FASB issued Statement 157, “ Fair Value Measurements ”. SFAS 157 defines fair value, establishes a framework for measuring fair value under U.S. GAAP and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. Solana does not expect the adoption of this statement will have a material impact on our results of operations or financial position. In February 2007, the FASB issued SFAS No. 159, “ The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 .” This pronouncement permits entities to use the fair value method to measure certain financial assets and liabilities by electing an irrevocable option to use the fair value method at specified election dates. After election of the option, subsequent changes in fair value would result in the recognition of unrealized gains or losses as period costs during the period the change occurred. SFAS No. 159 becomes effective as of the beginning of the first fiscal year that begins after November 15, 2007, with early adoption permitted. However, entities may not retroactively apply the provisions of SFAS No. 159 to fiscal years preceding the date of adoption. The Company is currently evaluating the impact that SFAS No. 159 may have on our financial position, results of operations and cash flows.